                                                                     EXHIBIT 4.2



================================================================================

                              INVESTMENT AGREEMENT

                                  by and among

                               BELL SPORTS, INC.,

                               BELL SPORTS CORP.,

                          FIRST UNION INVESTORS, INC.,

                             GARMARK PARTNERS, L.P.

                                       and

                          FLEET CORPORATE FINANCE, INC.

                                   Dated as of

                                 August 11, 2000

================================================================================

                                TABLE OF CONTENTS

Section                                                                                   Page
SECTION 1.     Definitions...................................................................1
    (a)          Accounting Terms; Financial Statements.....................................25
SECTION 2.     Authorization of Issuance of the Notes and the Warrants......................25
SECTION 3.     Purchase and Sale of Securities..............................................25
SECTION 4.     Note Terms...................................................................26
    (a)          Repayment of Principal.....................................................26
    (b)          Interest...................................................................27
    (c)          Mandatory Redemption.......................................................27
    (d)          Optional Redemption........................................................28
    (e)          Direct Payment.............................................................28
    (f)          Prepayment Applications....................................................29
    (g)          Partial Prepayments........................................................29
    (h)          Purchase of Notes..........................................................29
SECTION 5.A.     Conditions of Initial Closing..............................................29
    (a)          Representations True; No Event of Default..................................29
    (b)          Consummation of the Recapitalization.......................................30
    (c)          Advances Under Credit Agreement............................................30
    (d)          Consent of Third Parties, Governmental Authorities, etc....................30
    (e)          No Adverse Change..........................................................30
    (f)          Financial Information......................................................31
    (g)          Opinions of Counsel........................................................31
    (h)          Delivery of Initial Closing Documents......................................31
    (i)          Payment of Fees and Expenses...............................................33
    (j)          Litigation.................................................................33
    (k)          Ownership Structure........................................................33
    (l)          Equity Investment..........................................................33
    (m)          Bankruptcy.................................................................33
    (n)          Compliance Certificate.....................................................33
    (o)          Existing Indebtedness......................................................33
    (p)          No Legal Impediment........................................................33
    (q)          Certain Agreements.........................................................34
SECTION 5.B.     Conditions of Second Closing...............................................34
    (a)          Indenture Offer and Expiration of Offer Period.............................34
    (b)          Officer's Certificate......................................................34
    (c)          Securities Holders and Registration Rights Agreement.......................34
    (d)          Opinions of Counsel........................................................34
    (e)          Delivery of Second Closing Documents.......................................35
SECTION 6.     Representations and Warranties of the Company................................35
    (a)          Organization, Good Standing and Qualification..............................35
    (b)          Subsidiaries and Investments...............................................35
    (c)          Authorized and Issued Capital..............................................36
    (d)          Authorization..............................................................36
    (e)          Litigation.................................................................36
    (f)          Tax Matters................................................................37

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
    (g)          Organizational and Governing Documents.....................................37
    (h)          Government Approvals; Consents.............................................37
    (i)          Representations and Warranties in Other Agreements.........................37
    (j)          Disclosure.................................................................38
    (k)          Compliance with Securities Laws............................................38
    (l)          No Brokers.................................................................38
    (m)          Financial Statements.......................................................38
    (n)          Absence of Undisclosed Liabilities.........................................39
    (o)          Title To Properties and Assets.............................................39
    (p)          Contracts and Commitments..................................................39
    (q)          Employees..................................................................40
    (r)          Compliance with Laws.......................................................40
    (s)          Transactions with Affiliates...............................................40
    (t)          Hazardous and Toxic Materials..............................................41
    (u)          Solvency...................................................................41
    (v)          Certain Federal Regulations................................................41
    (w)          Recapitalization Documents and Credit Documents............................41
    (x)          Use of Proceeds............................................................41
    (y)          Employee Benefit Plans.....................................................42
    (z)          Intellectual Property......................................................42
    (aa)         Absence of Certain Changes or Events.......................................43
    (bb)         Insurance..................................................................43
SECTION 7.     Representations and Warranties of the Purchaser..............................44
SECTION 8.     Covenants....................................................................45
    (a)          Payment of Notes...........................................................45
    (b)          Use of Proceeds............................................................45
    (c)          Compliance with Agreements.................................................45
    (d)          Maintenance of Office......................................................45
    (e)          Records and Accounts.......................................................45
    (f)          Financial Statements, Certificates and Information.........................45
    (g)          Notices....................................................................47
    (h)          Corporate Existence; Maintenance of Properties.............................47
    (i)          Insurance..................................................................48
    (j)          Taxes......................................................................48
    (k)          Inspection of Properties and Books, etc....................................48
    (l)          Compliance with Laws, Contracts, Licenses, and Permits.....................49
    (m)          Employee Benefit Plans.....................................................49
    (n)          Further Assurances.........................................................50
    (o)          Additional Subsidiaries....................................................50
    (p)          New Guarantors.............................................................50
SECTION 9.     Financial Covenants..........................................................50
    (a)          Leverage Ratio.............................................................50
    (b)          Fixed Charge Coverage......................................................52
SECTION 10.    Negative Covenants...........................................................52
    (a)          Restrictions on Indebtedness...............................................52
    (b)          Additional Limitations on Indebtedness.....................................55
    (c)          Restrictions on Liens......................................................55

    (d)          Restrictions on Investments................................................58
    (e)          Distributions and Restricted Payments......................................60
    (f)          Mergers and Consolidations.................................................61
    (g)          Sale and Leaseback.........................................................62
    (h)          Compliance with Environmental Laws.........................................62
    (i)          Employee Benefit Plans.....................................................62
    (j)          Business Activities........................................................63
    (k)          Fiscal Year................................................................63
    (l)          Transactions with Affiliates...............................................63
    (m)          Restrictions on Negative Pledges and Upstream Limitations..................64
    (n)          Inconsistent Agreements....................................................64
    (o)          Modification of Recapitalization Documents and Management Agreement........65
    (p)          Transaction Debt...........................................................65
    (q)          Conduct of Business........................................................65
    (r)          Increase in Senior Indebtedness............................................65
SECTION 11.    Subordination................................................................66
    (a)          Notes Subordinated to the Senior Indebtedness..............................66
    (b)          No Payment on Notes in Certain Circumstances...............................67
    (c)          Notes Subordinated to Prior Payment of All Senior Indebtedness on
                 Dissolution, Liquidation or Reorganization.................................69
    (d)          Noteholders to Be Subrogated to Rights of Holders of Senior
                 Indebtedness...............................................................70
    (e)          Obligations of the Company Unconditional...................................71
    (f)          Subordination Rights Not Impaired by Acts or Omissions of the Company
                 or Holders of the Senior Indebtedness......................................71
    (h)          Proofs of Claim............................................................72
SECTION 12.    Events of Default............................................................72
    (a)          Acceleration...............................................................72
    (b)          Other Remedies.............................................................76
    (c)          Rescission of Acceleration.................................................76
SECTION 13.    General......................................................................77
    (a)          Entire Agreement...........................................................77
    (b)          Reimbursement of Expenses..................................................77
    (c)          Survival of Agreements and Representations and Warranties..................78
    (d)          No Waiver..................................................................78
    (e)          Binding Effect; Participations.............................................78
    (f)          Initial Holder.............................................................78
    (g)          Cumulative Powers..........................................................79
    (h)          Loss of Securities; Reissue of Securities in Lesser Denominations..........79
    (i)          Communications.............................................................79
    (j)          Legend.....................................................................80
    (k)          Confidentiality; Public Announcements......................................80
    (l)          Governing Law..............................................................81
    (m)          Headings...................................................................81
    (n)          Multiple Originals.........................................................81
    (o)          Amendment or Waiver........................................................81

                                       iii


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
    (p)          Waiver of Jury Trial.......................................................82
    (q)          Consent to Jurisdiction and Service of Process.............................82
    (s)          Solicitation of Holders of Notes...........................................84
    (t)          Notes held by Company, etc.................................................84
    (u)          Registration of Notes and Warrants.........................................84
    (v)          Transfer and Exchange of Notes.............................................85



Schedules
---------
Schedule 1(a)         Acquisition EBITDA
Schedule 1(b)         Adjustments to Consolidated EBITDA
Schedule 1(c)         Recapitalization Documents
Schedule 3(d)         Purchase and Sale of Securities
Schedule 5A(f)        Financial Information
Schedule 5A(o)        Miscellaneous Debt
Schedule 6(a)         Organizational Matters
Schedule 6(b)         Subsidiaries and Investments
Schedule 6(c)         Capitalization
Schedule 6(e)         Litigation
Schedule 6(f)         Tax Matters
Schedule 6(h)         Government Approvals
Schedule 6(o)         Title to Properties and Assets
Schedule 6(p)         Material Contracts
Schedule 6(q)         Employees
Schedule 6(s)         Affiliate Contracts
Schedule 6(t)         Environmental Matters
Schedule 6(x)         Use of Proceeds
Schedule 6(z)         Intellectual Property
Schedule 6(aa)        Absence of Certain Changes or Events
Schedule 6(bb)        Insurance
Schedule 8(d)         Office Locations
Schedule 10(a)        Permitted Indebtedness
Schedule 10(c)        Permitted Liens
Schedule 10(d)        Permitted Investments
Schedule 10(l)        Permitted Affiliate Transactions
Schedule 13(i)        Addresses for Notices



Exhibits
--------

Exhibit 1(a)          Form of Compliance Certificate
Exhibit 1(a)(i)       Form of Covenant Compliance Worksheet

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
Exhibit 2(a)          Form of Note
Exhibit 2(b)          Form of Warrant
Exhibit 5A(h)(i)      Form of Opinion of Company Counsel
Exhibit 5A(h)(vi)     Form of Officers' Certificate
Exhibit 5A(h)(vii)    Form of Secretary's Certificate
Exhibit 5A(h)(ix)     Form of Solvency Certificate
Exhibit 5A(q)(i)      Form of Subsidiary Guaranty
Exhibit 5A(q)(ii)     Form of Parent Guaranty
Exhibit 5B(b)         Form of Officer's Certificate
Exhibit 5B(c)         Form of Securities Holders and Registration Rights Agreement
Exhibit 5B(d)         Form of Opinion

                              INVESTMENT AGREEMENT

       THIS INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of this 11th day of August, 2000, by and among BELL SPORTS, INC., a California corporation (the "Company"), BELL SPORTS CORP., a Delaware corporation (the "Parent"), FIRST UNION INVESTORS, INC., a North Carolina corporation ("FUI"), GARMARK PARTNERS, L.P., a Delaware limited partnership ("GP"), and FLEET CORPORATE FINANCE, INC., a Massachusetts corporation.

                              STATEMENT OF PURPOSE

       WHEREAS, the Company and its Subsidiaries (as defined below) are engaged in the business of designing, marketing and supplying bicycle and other sport helmets and bicycle accessories;

       WHEREAS, the Company has requested that the Purchasers make an investment in the Company in the form of senior subordinated notes in the aggregate original principal amount of up to $50,000,000 which shall be accompanied by common stock purchase warrants representing up to 5.5% of the fully-diluted equity of the Parent (collectively, the "Subdebt Investment"). The Parent and the Company will use the proceeds of the Subdebt Investment as set forth under
Section 6(x); and

       WHEREAS, the Parent, the Company and the Purchasers have reached certain agreements with regard to the foregoing transactions, all upon the terms and conditions more particularly described herein;

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, the parties hereto hereby mutually covenant, contract and agree as follows:

SECTION 1. DEFINITIONS.

       As used in this Agreement and unless the context otherwise requires, the following terms have the meanings indicated below. All capitalized terms used herein but not defined shall have the meanings given such terms in the Credit Agreement.

       "14% Discount Notes" means the Parent's 14% Senior Discount Notes issued pursuant to that certain Debenture Purchase Agreement among the Parent, Charlesbank Bell Sports Holdings, Limited Partnership and Brentwood Associates Buyout Fund II, L.P. dated as of August 17, 1998.

       "18% Debentures" means the Parent's 18% Senior Merger Debentures issued on or about the Initial Closing Date, pursuant to the Merger Agreement.

       "18% Discount Notes" mean the 18% Senior Discount Notes, to be issued if at all on or about the Second Closing, pursuant to an Indenture, to be entered into between the Parent, as issuer, and the trustee thereunder, which shall provide for the issuance of such Indebtedness on the terms and conditions set forth in that certain term sheet dated June 9, 2000.

       "Acquired Indebtedness" means with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with, into or becomes a Subsidiary of such specified Person, or (ii) Indebtedness assumed in connection with the acquisition of assets from such other Person; provided that such Indebtedness shall not have been (in either case) incurred by such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such specified Person or such acquisition, merger or consolidation.

       "Advisory Agreement" means collectively, those certain letter agreements by and between (i) Andsonica Acquisition Corp. and Chartwell Investments II LLC, and (ii) the Company and Chartwell Investments II LLC, each dated as of June 13, 2000.

       "Affiliate" means with respect to any Person, a Person (other than a Wholly Owned Subsidiary) (i) which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (ii) which owns 10% or more of the equity interests of such Person, (iii) 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interests) of which is owned by such Person or (iv) who is an executive officer or director of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement and without limitation, each of the Responsible Officers and the Sponsor and its Affiliates (other than the Purchasers and their respective Affiliates) shall each be deemed to be an Affiliate of the Company and its Subsidiaries.

       "Agent" shall mean Fleet National Bank and its successors and assigns, in its capacity as Administrative Agent appointed under Section 17 of the Credit Agreement and its successors and permitted assigns in such capacity or any other Person acting in a similar capacity under the Senior Indebtedness.

       "Agreement" has the meaning set forth in the Preamble, as amended, modified or supplemented from time to time in accordance with its terms.

       "Asset Sale Offer" has the meaning set forth in Section 10(f)(ii).

       "Authorized Officer" means, with respect to any action specified herein, any officer of the Company duly authorized by resolution of the Board of Directors to take such action on its behalf, and whose signature and incumbency shall have been certified to the Purchasers by the secretary or an assistant secretary of the Company.

       "Balance Sheet Date" means July 1, 2000.

       "Banks" means Fleet National Bank, First Union National Bank, the other lending institutions listed on Schedule 1 of the Credit Agreement and any other holder from time to time of Senior Indebtedness.

       "Bell Canada" means Bell Sports Canada, Inc., an Alberta company.

       "Bell Racing Investment" means the equity interest of the Company in Bell Racing Company consisting of 12,748 common shares.

       "Big Five Accounting Firm" means any of Arthur Andersen & Co. LLP, KPMG Peat Marwick, Ernst & Young LLP, Deloitte & Touche LLP or PricewaterhouseCoopers LLP or any of their respective successors.

       "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of such Board of Directors.

       "Business Day" means any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina, Boston, Massachusetts or New York, New York are required by law to be closed.

       "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of 12 months or less in accordance with generally accepted accounting principles.

       "Capital Expenditures" means amounts paid or Indebtedness incurred by the Company or any of their Subsidiaries in connection with the purchase or lease by the Company or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

       "Capitalized Leases" means leases under which the Company or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

       "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights, options or other derivative securities to purchase any of the foregoing.

       "Change of Control" means the occurrence of any of the following: (a) the Parent shall at any time, legally or beneficially, directly or indirectly, own less than 100% of the shares of capital stock of the Company or any of its Significant Subsidiaries that are Domestic Subsidiaries (except as otherwise permitted under Sections 10(f)(i), 10(f)(ii), 10(l)(i) and 10(l)(ii)); (b) the Parent or the Company or their Domestic Subsidiaries shall at any time, legally or beneficially, directly or indirectly, own less than 90% of the shares of Capital Stock of any of the Significant Foreign Subsidiaries, each as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Company or such other Subsidiary (except as otherwise permitted under Sections 10(f)(i), 10(f)(ii), 10(l)(i) and 10(l)(ii)); (c) prior to an Initial Public Offering, the Sponsor shall, at any time, legally or beneficially own less than 50% of the Voting Stock of the Parent, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the Capital Stock of the Parent; (d) following an Initial Public Offering, any person or group of persons (within the meaning of Section 13 or Section 14 of the Exchange Act, as amended) other than the Sponsor shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 20% or more of the outstanding shares of common stock of the Parent, if at such time the Sponsor owns less than 50% of the outstanding shares of common stock of the Parent; or (e) during any period of 12 consecutive calendar months, individuals who were directors of the Parent (or individuals appointed or elected by such individuals or nominated for election by such individuals), on the first day of such period shall cease to constitute a majority of the board of directors of the Parent.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

       "Commission" means the Securities and Exchange Commission and any successor Person thereof.

       "Common Stock" means the Parent's "Common Stock", as such term is defined in the Parent's Certificate of Incorporation.

       "Company" has the meaning set forth in the Preamble.

       "Compliance Certificate" means a fully completed and duly executed certificate in the form of Exhibit 1(a), together with a Covenant Compliance Worksheet in the form of Exhibit 1(a)(i).

       "Consolidated EBITDA" means for any period with respect to the Company, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus, without duplication and to the extent deducted from the calculation of Consolidated Net Income for such period, (a) depreciation and amortization and other non-cash charges for such period; provided that cash associated with such non-cash charges shall be deducted from Consolidated EBITDA when actually paid,
(b) income tax expense paid or accrued during such period, (c) Consolidated Total Interest Expense paid or accrued for such period, each determined in accordance with generally accepted accounting principles, (d) amortized debt discount for such period, (e) the amount of any deduction to Consolidated Net Income as the result of any grant to any members of the management of such Person of any capital stock for such period, (f) to the extent required by the Management Agreement or Section 10(e) hereof to be accrued (and not paid in cash) for such period, the accrued amount of the Management Fee, (g) charges related to the premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity to the extent permitted hereunder and reducing Consolidated Net Income, and (h) any charges relating to the Recapitalization.

       "Consolidated Fixed Charges" means with respect to the Company and its Subsidiaries, for any period, the sum of all scheduled payments of principal on Indebtedness of the Company and its Subsidiaries (including, without limitation, the principal component of Capitalized Lease payments) made or required to be made in such period, plus Consolidated Total Interest Expense of the Company and its Subsidiaries for such period; provided, however that for the purposes of calculating Consolidated Fixed Charges for the calculation made as of the end of the Reference Period ending on September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 2006, the calculations shall exclude for each quarter $5,815,000, $11,630,000, $17,820,000, $17,820,000
$11,630,000, $5,815,000, respectively, of the amortized amount due under the Term B Loan under the Credit Agreement in effect on the date hereof.

       "Consolidated Net Income (or Deficit)" means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary or nonrecurring items of income and loss, including any charges relating to the Recapitalization and write-offs associated therewith and any non-cash loss incurred in connection with the sale of the Bell Racing Investment.

       "Consolidated Operating Cash Flow" means with respect to the Company and its Subsidiaries, for any period, an amount equal to (a) Consolidated EBITDA for such period, less (b) the sum of (i) cash payments for all income taxes paid during such period, plus (ii) to the extent not already deducted in the determination of Consolidated EBITDA, Capital Expenditures paid in cash during such period to the extent permitted by the Credit Agreement (but excluding Net Cash Proceeds reinvested in Capital Assets pursuant to Section 10(f)(ii) of this Agreement) and the non-financed cash portion of the purchase price of Permitted Acquisitions or Permitted Foreign Acquisitions paid during such period, plus (c) any management or monitoring fees paid in cash by such Person or its Subsidiaries during such period, all in accordance with generally accepted accounting principles.

       "Consolidated Total Funded Indebtedness" means with respect to the Parent, the Company and their Subsidiaries for any period, the sum of (a) the aggregate amount of Indebtedness of the Parent, the Company and their Subsidiaries, on a consolidated basis, for borrowed money (including, without limitation, all Indebtedness of the Parent, the Company and their Subsidiaries evidenced by notes or bonds) or the obtaining of credit or in respect of Capitalized Leases or in respect of guaranties described in clause (j) of the definition of Indebtedness, plus (b) the aggregate maximum drawing amount that the beneficiaries may at any time draw under all outstanding documentary letters of credit in excess of $5,000,000 in the aggregate, plus (c) without duplication, all Indebtedness of the types referred to in (a) and (b) guaranteed by such Person or any of its Subsidiaries, plus (d) the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith). Notwithstanding the foregoing, the Parent shall only be included in the calculation of Consolidated Total Funded Indebtedness with respect to calculations performed in connection with certificates to be delivered as of the Initial Closing Date and the Second Closing Date. The calculation of Consolidated Total Funded Indebtedness shall be subject to the following qualifications:

              (i) solely for the purpose of calculating the Leverage Ratio for the Compliance Certificate to be delivered pursuant to Section 5A(n), the outstanding amount of the Revolving Credit Loan for the purposes of determining the amount of Consolidated Total Funded Indebtedness shall deemed to be $20,000,000;

              (ii) for calculations made as at October 28, 2000 and as at the end of FQ2, FQ3 and FQ4 of Fiscal Year 2001 and for Fiscal Year 2001, the outstanding amount of the Revolving Credit Loan for the purposes of determining the amount of Consolidated Total Funded Indebtedness shall be the sum of the amounts outstanding under the Existing Credit Agreement (as defined in the Credit Agreement in effect on the Initial Closing
       Date) or the Revolving Credit Loan (as defined in the Credit Agreement in effect on the Initial Closing Date), as applicable, at the end of each Fiscal Month, beginning with the Fiscal Month beginning on July 1, 2000 and ending on the date of such calculation, divided by the number of Fiscal Months elapsed since July 1, 2000; and

              (iii) for all calculations made after the end of FQ1 of Fiscal Year 2002 and thereafter, the outstanding amount of the Revolving Credit Loan for purposes of determining the amount of Consolidated Total Funded Indebtedness shall be the sum of the amounts of the Revolving Credit Loan outstanding at the end of each Fiscal Month for the 12 most recently ended Fiscal Months divided by 12.

       "Consolidated Total Interest Expense" means (without duplication) for any period, the aggregate amount of interest (excluding any original issue discount, interest paid in kind and amortized debt discount) required to be paid in cash or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money and after giving effect to adjustments for Hedging Agreements to the extent consistent with GAAP.

       "Contractual Obligation" means, with respect to a Person, any provision of (i) any security issued by such Person, including provisions contained in the articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, or (ii) any agreement, franchise, license, lease, permit, undertaking, contract, indenture, mortgage, deed of trust or other instrument or understanding to which such Person is a party or by which it or any of its assets or property is bound.

       "Convert Notes" means the 4 1/4% Convertible Subordinated Notes due 2000, issued pursuant to that certain Indenture by and between the Parent and Harris Trust and Savings Bank, as

Trustee, dated November 15, 1993, as supplemented by that certain Supplemental Indenture, dated as of August 17, 1998.

       "Covenant Compliance Worksheet" means a fully completed worksheet in the form of Exhibit 1(a)(i).

       "Credit Agreement" means that certain revolving credit and term loan agreement, dated as of the date hereof among the Banks, the Agent, First Union National Bank, as Syndication Agent for the Lenders (the "Syndication Agent"), General Electric Capital Corporation, as documentation agent, the Parent and the Company, as amended, modified, supplemented, restated, renewed, refinanced or replaced from time to time in accordance with Section 11(f).

       "Credit Documents" means the Credit Agreement, the Senior Notes, the Letter of Credit Applications (as defined in the Credit Agreement), the Letters of Credit (as defined in the Credit Agreement), the Fee Letter (as defined in the Credit Agreement), the Subordination Documents (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement) and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent, the Syndication Agent or any Lender by or on behalf of the Parent, the Company or any of their Subsidiaries with respect to the Credit Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented, restated, renewed, refinanced or replaced from time to time in accordance with the terms of this Agreement.

       "Credit Parties" means the Parent, the Company, the Subsidiary Guarantors and each Domestic Subsidiary that becomes a party to the Subsidiary Guaranty.

       "Default" means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

       "Default Notice" has the meaning set forth in Section 11(b).

       "Disqualified Stock" means as to any Person, all outstanding Equity Interests issued by such Person or by any Affiliate of such Person:

              (a) in respect of which such Person is, or upon the lapse of any period of time or occurrence of any event (including consent thereto by any creditor of such Person) might become, obligated to pay dividends or make distributions except dividends and distributions that are to be paid or made solely by issuance of Equity Interests that are issued by the Parent and do not constitute Disqualified Stock; or

              (b) that such Person is, or upon the lapse of any period of time or occurrence of any event (including consent thereto by any creditor of such Person) might become, obligated to redeem, or exchange for cash or Indebtedness or any other form of consideration except:

                     (i) an undertaking to exchange such Equity Interests solely for Equity Interests that are issued by the Parent and do not constitute Disqualified Stock, and

                     (ii) an undertaking by the Parent to redeem or offer to repurchase preferred Equity Interests issued by it if (A) such undertaking is effective only at or after the date which is 91 days after the Subdebt Maturity Date or in the event of an Initial Public Offering of the Parent, provided, that all of the Obligations under this Agreement and the other Subdebt Documents shall have been satisfied in full in cash on or before the date of such Initial Public Offering, (B) by the terms of such undertaking, the Parent will become obligated to redeem or offer to repurchase such Equity Interests, and such obligation will be enforceable against the Parent, only if such redemption or offer to purchase is expressly permitted at the time under each agreement at any time entered into by the Parent or any Subsidiary of the Parent pursuant to which any senior secured Indebtedness of the Parent or any such Subsidiary is or may become outstanding, and (C) by the terms of such undertaking, if such redemption or offer to purchase is not permitted under any agreement governing any such Indebtedness of the Parent or any of its Subsidiaries ("Restrictive Indebtedness"), then (x) the Parent may or shall use its reasonable efforts to procure the consent of the holders of each issue of Restrictive Indebtedness to such redemption or offer to purchase and, if such consent is not granted within a reasonable time as to any issue of Restrictive Indebtedness, shall use its reasonable efforts to retire and to repay such issue of Restrictive Indebtedness, in full and in cash, from the cash resources of the Parent and its Subsidiaries or from the proceeds of the incurrence of new Indebtedness under the terms of which such consent is granted and (y) until, as to each outstanding issue of Restrictive Indebtedness, such consent is granted by the holders of such issue of Restrictive Indebtedness or such issue of Restrictive Indebtedness is retired and repaid in full and in cash, the obligation of the Parent to redeem or offer to purchase such Equity Interests shall not be enforceable and shall be automatically suspended and deferred, without any limitation as to time (except as otherwise permitted by clause (A) above) and without any other consequence whatsoever, except that the right of the holders of such Equity Interests to seek specific enforcement of the provisions referred to in clause (x) herein shall not be suspended or deferred or otherwise abated or impaired.

       "Distribution" means the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or other equity interests of any Person, other than dividends payable solely in shares of common stock or other equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or other equity interests of any Person by such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or other equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or other equity interests of such Person.

       "Dollars" or "$" means dollars of the United States of America.

       "Domestic Subsidiary" means any Subsidiary of the Parent or the Company which is not a Foreign Subsidiary.

       "Environmental Laws" means the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

       "Equity Interest" means with respect to any Person, any Capital Stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, outstanding from time to time.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which any Credit Party is a member and which is treated as a single employer under Section 414 of the Code; provided that the Sponsor will not be an ERISA Affiliate for any purpose under this Agreement.

       "ERISA Event" with respect to any Person means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (ii) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a Plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4068(f) of ERISA; (iv) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (v) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vi) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

       "Event of Default" means any of the events specified in Section 12(a).

       "Excess Proceeds" has the meaning set forth in Section 10(f)(ii).

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

       "FCF" has the meaning set forth in the Preamble.

       "FUI" has the meaning set forth in the Preamble.

       "Financial Officer" means, with respect to the Company, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Company.

       "Financial Statements" has the meaning set forth in Section 5A(f).

       "Fiscal Month" means any one of the three approximately 30 day periods into which each Fiscal Quarter is divided.

       "Fiscal Quarter" means for the first three fiscal quarters each of the approximately thirteen week consecutive periods starting at the beginning of the Fiscal Year and for the fourth fiscal quarter, ending on the Saturday closest to June 30 of such calendar year.

       "Fiscal Year" the fiscal year of each of the Parent, the Company and each of their Subsidiaries.

       "Foreign Subsidiary" means any Subsidiary (direct or indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Parent or the Company that conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

       "Fundamental Change" means any of the following: (i) any sale, assignment, lease, conveyance, exchange, transfer, sale-leaseback or other disposition of all or substantially all of the assets, business or properties of the Company and its Subsidiaries, on a consolidated basis, whether in one or a series of transactions, whether or not in the ordinary course of business and whether or not directly or indirectly or through the sale or other disposition of Equity Interests of any of the Subsidiaries of the Company and (ii) any (x) merger, consolidation or other combination to which the Company or any of its Subsidiaries is a party or (y) liquidation, winding up or dissolution of the Company or any of its Subsidiaries, other than (A) those transactions expressly permitted by Sections 10(f)(i), 10(f)(ii), 10(l)(i) and 10(l)(ii) and (B) those transactions expressly consented to in writing by each of the Holders.

       "Fundamental Transaction" has the meaning set forth in Section 4(c)(ii).

       "Fundamental Transaction Offer" has the meaning set forth in Section 4(c)(ii).

       "GP" has the meaning set forth in the Preamble.

       "GAAP" means generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained as in effect from time to time (subject to the provisions of Section 1(b)).

       "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal local, city or county government, and any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Parent, the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

       "Hazardous Discharge" has the meaning set forth in Section 6(t).

       "Hazardous Materials" means any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(4), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or chemicals or substances regulated by any Environmental Laws.

       "Hedging Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

       "Holder" or "Holders" means the initial Purchasers of the Notes (so long as such Persons who hold Notes are registered Holders), and any permitted transferee(s) of any of the Notes whose name has been recorded by the Company in its ownership register of the Notes in accordance with Section 13 hereof.

       "Holdings" means Bell Sports Holdings, L.L.C., a Delaware limited liability company and its successors and permitted assigns.

       "Indebtedness" means as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                     (a)    every obligation of such Person for money borrowed,

                     (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                     (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                     (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith),

                     (e) every obligation of such Person under any Capitalized Lease,

                     (f) any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectibility) of
              (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement,

                     (g)    any Disqualified Stock,

                     (h) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                     (i) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                     (j) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (i) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

                     The "amount" or "principal amount" of any Indebtedness at
              any time of determination represented by (A) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, but such Indebtedness shall be deemed to be incurred only at the date of the original issuance for purposes of any debt incurrence test, (B) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (C) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (D) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, and (E) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof.

       "Indefinite Blockage Period" has the meaning set forth in Section 11(b).

       "Indemnified Party" has the meaning set forth in Section 13(r).

       "Indenture" means the Indenture dated August 17, 1998 between the Company, as issuer, and Harris Trust and Savings Bank, as trustee.

       "Indenture Consent" means the exit consent eliminating substantially all of the covenants in the Indenture Notes, in form and substance reasonably satisfactory to the Purchasers.

       "Indenture Notes" means the 11% Senior Subordinated Notes due August 15, 2008 issued pursuant to the terms of the Indenture.

       "Indenture Offer" means the Change of Control Offer to be made to holders of the Indenture Notes pursuant to and as defined in Section 4.7 of the Indenture.

       "Initial Closing Date" means the first date on which the conditions set forth in Section 5A have been satisfied.

       "Initial Public Offering" means an initial underwritten public offering of the Company's common stock pursuant to a registration statement filed under the Securities Act.

       "Insignificant Subsidiaries" means collectively, Bell Sports International Limited (Jersey), Bell Sports Australia Pty. Limited (Australia), Bell Sports Europe, SAS (France) and Giro Ireland Limited (Ireland).

       "Insolvency Event" means any dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of any Credit Party or its debts, whether voluntary or involuntary, total or partial, or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities such Credit Party (except as otherwise permitted under Sections 10(f)(i) and 10(f)(ii)).

       "Institutional Investor" means (a) the Purchasers (so long as the Purchasers are Holders), (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

       "Intellectual Property" means all technology, know-how and trade secrets relating to or used in the business of the Company and its Subsidiaries, including (i) the computer programs and software relating to or used in the business of the Company, together with the operating codes, source codes, updates, upgrades, modifications, enhancements and any user and technical documentation or utilities with respect thereto, (ii) all patents, patent licenses and patent applications, copyrights and copyright applications, trade secrets, proprietary information, proposals and rights and other intellectual property rights relating to the business of the Company and its Subsidiaries and
(iii) all trademarks, trade names, service marks and logos (including any registration and any application for registration of any of the foregoing), relating to or used in the business of the Company and its Subsidiaries.

       "Intellectual Property Licenses" has the meaning set forth in Section
6(z).

       "Investments" means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

       "Investment Documents" means, collectively, this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty, the Warrants, the Securities Holders and Registration Rights Agreement and the Parent's Certificate of Incorporation and the exhibits and schedules attached hereto.

       "IPO Offer" has the meaning set forth in Section 4(c)(i).

       "Latest Balance Sheet" means the Company's latest consolidated balance sheet dated as of July 1, 2000.

       "Leverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

       "Like Kind Exchange" means the exchange pursuant to Section 1031 of the Code of (a) any real property used or to be used in connection with the business of the Parent, the Company or (b) any other real property to be used in connection with the business of the Parent or the Company.

       "Losses" has the meaning set forth in Section 13(r).

       "Management Agreement" means the Management Consulting Agreement by and between the Company and Chartwell Investments II LLC dated as of August 11, 2000.

       "Management Fee" means the Management Fee as defined in the Management Agreement.

       "Material Adverse Change" means any material adverse change in the condition (financial or otherwise), operations, business, properties, prospects or assets of the Company and its Subsidiaries, taken as a whole.

       "Material Adverse Effect" means a material adverse effect upon (i) the condition (financial or otherwise), operations, business, income, properties, prospects or assets of the Parent, the Company and its Subsidiaries taken as a whole, (ii) the ability of the Parent, the Company or any Subsidiary, individually or in the aggregate, to perform their obligations under any of the Subdebt Documents to which they are a party or (iii) the legality, binding effect, validity or enforceability of any of the Subdebt Documents or the rights and remedies of the Holders thereunder.

       "Material Contracts" has the meaning set forth in Section 6(p).

       "Maximum Note Commitment" means $50,000,000.

       "Maximum Warrant Issuance" means 5.5% of the issued and outstanding shares of the Company's Common Stock determined on a fully-diluted basis immediately following the Second Closing, subject to adjustment as provided therein.

       "Merger" means the merger of Andsonica Acquisition Corp., a Subsidiary of Holdings, with and into the Parent, as more fully described in the Merger Agreement.

       "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 13, 2000, among Holdings, the Parent and Andsonica Acquisition Corp.

       "Mortgaged Property" means any Real Estate which is subject to any Mortgage.

       "Mortgages" means the Mortgage from the Company to the Agent with respect to the fee interests of the Company in the Real Estate located in York, Pennsylvania and any mortgage or deed of trust granted by the Parent, the Company or any of their Subsidiaries in accordance with the Credit Agreement.

       "Multiemployer Plan" means any "multiemployer plan" within the meaning of
Section 3(37) of ERISA to which the Parent, the Company or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions within the last six (6) years from the date of this Agreement.

       "Net Cash Proceeds" means the net cash proceeds received by any Person in respect of any asset sale, equity issuance or debt issuance less, (a) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such sale or issuance, including the amount (estimated in good faith by such Person) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such sale or issuance, (b) repayment of Indebtedness that is required to be repaid in connection with such asset sale to the extent permitted under this Agreement and (c) required amounts to be provided by the Parent, the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP against any liabilities associated with such asset sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such asset sale.

       "Note" or "Notes" has the meaning set forth in Section 2.

       "Note Commitment Percentage" means with respect to each Purchaser, the percentage set forth on Schedule 3(d) attached hereto as to such Purchaser's percentage of the aggregate original principal amount of the Notes determined pursuant to Section 3(b).

       "Obligations" means all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Notes and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Credit Party to a Holder or any other Person entitled thereto, under this Agreement or any of the other Subdebt Documents.

       "Offer Period" means the period commencing on the date on which the Indenture Offer is delivered to the holders of the Indenture Notes and ending on the twentieth Business Day thereafter (which in any event shall be no later than October 31, 2000), during which the Indenture Offer shall remain outstanding.

       "Officer's Certificate" means a certificate signed on behalf of the Parent or the Company by two officers of the Parent or the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent or the Company, as applicable.

       "Other Default" has the meaning set forth in Section 11(b).

       "Owned Intellectual Property" has the meaning set forth in Section 6(z).

       "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

       "Parent" has the meaning set forth in the Preamble and its successors and assigns.

       "Parent's Certificate of Incorporation" means the Parent's Certificate of Incorporation, as amended (in the form of Exhibit B to the Merger Agreement) and as in effect on the Initial Closing Date.

       "Parent Guaranty" has the meaning set forth in Section 5A(q)(ii).

       "Payment Blockage Period" has the meaning set forth in Section 11(b).

       "Payment Default" has the meaning set forth in Section 11(b).

       "Payment Notice" has the meaning set forth in Section 11(b).

       "Permitted Acquisition" means any acquisition by the Company, or any of its Domestic Subsidiaries of a material portion of the assets, a division or a line of business, or all of the capital stock, of a U. S. Person (other than a Permitted Foreign Acquisition), provided (a) such assets or capital stock are in a substantially similar line of business to that of the Company; (b) no Default or Event of Default exists prior to or would result after giving effect to such acquisition; (c) the seller of such assets or capital stock is not an Affiliate of the Parent any of its Subsidiaries; (d) the terms of such acquisition are on an arms-length basis, (e) Sections 8(o) and 8(p) are complied with at the time of consummation of such acquisition (or concurrently therewith); (f) the Company has delivered to the Holders a copy of the pro forma compliance certificate, delivered to the Agent under the Credit Agreement in connection with such acquisition; (g) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition in the event such Permitted Acquisition would result in a change of control of the acquired Person and such Permitted Acquisition is not considered "hostile"; (h) the business to be acquired would not subject any Holder to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Subdebt Document; (i) no contingent liabilities will be incurred or assumed in connection with such Permitted Acquisition which could reasonably be expected to have a Material Adverse Effect and any Indebtedness incurred or assumed in connection with such Permitted Acquisition shall have been permitted to be incurred or assumed pursuant to Section 10(a), (j) the aggregate amount of the consideration (including the amount of any assumed Indebtedness) for all Permitted Acquisitions (or series of related acquisitions) shall not exceed $15,000,000 in any Fiscal Year, (k) if such acquisition is made by a merger with the Company, the Company shall be the surviving entity; and (l) the Company shall have delivered to the Holders a copy of the certificate given to the Agent under the Credit Agreement in connection with such acquisition showing that the Person or the assets to be acquired in such acquisition shall have a positive Consolidated EBITDA (calculated, on a Pro-Forma Basis, for the acquired Person and its Subsidiaries or assets in the same fashion as Consolidated EBITDA is calculated for the Company and its Subsidiaries under this Agreement, mutatis mutandis) for the period of 12 consecutive calendar months prior to such acquisition.

       "Permitted Asset Disposition" means any disposition, exclusive of any disposition otherwise permitted pursuant to Section 10(f)(ii), by the Parent, the Company or any of their Subsidiaries of assets, a division or a line of business, at least 75% of the purchase price of which shall be for cash, provided (a) that the fair market value of such assets does not exceed $3,500,000 in the aggregate in any Fiscal Year or $9,000,000 in the aggregate over the term of this Agreement; (b) no Default or Event of Default exists prior to or would result after giving effect to such disposition and such disposition is in compliance with Section 10(f)(ii) hereof; (c) the terms of such disposition are on an arms-length basis; (d) if the disposition involves consideration in excess of $3,500,000, the Company has delivered to the Holders a copy of the pro forma compliance certificate, delivered to the Agent under the Credit Agreement in connection such disposition; and (e) no contingent liabilities will be incurred or assumed in connection with such Permitted Asset Disposition which could reasonably be expected to have a Material Adverse Effect.

       "Permitted Foreign Acquisition" means any acquisition by the Company, or any of its Domestic Subsidiaries of a material portion of the assets, a division or a line of business, or more than 90% of the Capital Stock (by percentage of votes), of a non-U.S. Person, provided (a) such assets or Capital Stock are in a substantially similar line of business to that of the Company; (b) no Default or Event of Default exists prior to or would result after giving effect to such acquisition; (c) the seller of such assets or Capital Stock is not an Affiliate of the Parent or any of its Subsidiaries; (d) the terms of such acquisition are on an arms length basis; (e) Sections 8(o) and 8(p) are complied with at the time of consummation of such acquisition (or concurrently therewith); (f) the Company has delivered to the Holders a copy of the pro forma compliance certificate, delivered to the Agent under the Credit Agreement in connection such acquisition; (g) the board of directors and (if required by applicable law) the shareholders or the equivalent thereof, of the business to be acquired has approved such acquisition in the event such Permitted Foreign Acquisition would result in a change of control of the acquired Person and such Permitted Foreign Acquisition is not considered "hostile"; (h) the business to be acquired would not subject any Holder to any additional regulatory or third party approvals (other than technical notices in connection with a foreclosure and transfer of such acquired entity) under federal or state law in connection with the exercise of its rights and remedies under this Agreement or any other Subdebt Document;
(i) no contingent liabilities will be incurred or assumed in connection with such Permitted Foreign Acquisition which could reasonably be expected to have a Material Adverse Effect and any Indebtedness incurred or assumed in connection with such Permitted Foreign Acquisition shall have been permitted to be incurred or assumed pursuant to Section 10(a); (j) the aggregate amount of the consideration (including the amount of any assumed Indebtedness) for all Permitted Foreign Acquisitions (or series of related acquisitions) shall not exceed $7,500,000 in any Fiscal Year; (k) if such acquisition is made by a merger with the Company or a Domestic Subsidiary of the Company, the Borrower or the applicable Domestic Subsidiary, as the case may be, shall be the surviving entity; and (l) the Company shall have delivered to the Holders a copy of the certificate given to the Agent under the Credit Agreement in connection with such acquisition showing that the acquired Person and its Subsidiaries or assets in the same fashion as Consolidated EBITDA is calculated for the Company and its Subsidiaries under this Agreement, mutatis mutandis) for the period of 12 consecutive calendar months prior to such acquisition.

       "Permitted Liens" means the liens, security interest and other encumbrances permitted by Section 10(c).

       "Person" means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

       "Plan" means any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Company or any ERISA Affiliate may have any liability.

       "Principal" has the meaning set forth in Section 4(a).

       "Pro Forma Basis" means, in connection with any proposed Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition after the Initial Closing Date, the calculation of compliance with the financial covenants set forth in Section 9 hereof as required by the terms of the definition of Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition by the Company and each of its Subsidiaries (including the Person to be acquired) with reference to the audited historical financial results of such Person and the Company and each of its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition during the Test Period in the manner provided in the Credit Agreement and in (a), (b) and (c) below; and, following a Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition, the calculation of compliance with the financial covenants set forth in Section 9 for the fiscal quarter in which such Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition with reference to the audited historical financial results of the Person so acquired and the Company and each of its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Dispositions during the Test Period in the manner described in (a), (b) and (c) below, provided, however, that, in each case, in the event that no historical financial results are available with respect to the Person or assets to be acquired, such calculations shall be made with reference to reasonable estimates of such past performance made by the Company based on existing data and other available information, such estimates to be agreed upon by the Company and the Agent under the Credit Agreement:

              (a) (i) all Indebtedness and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition or Permitted Foreign Acquisition or Permitted Asset Disposition shall be deemed to have been incurred or made on the first day of the Test Period, and (ii) all Indebtedness of the Person acquired or to be acquired in any such Permitted Acquisition or Permitted Foreign Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition or Permitted Foreign Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition or Permitted Foreign Acquisition and (iii) and any Indebtedness which was repaid in connection with a Permitted Asset Disposition, shall be deemed to have been repaid on the first day of the Test Period;

              (b) all Indebtedness assumed to have been incurred pursuant to the preceding clause (a) shall be deemed to have borne interest at the sum of (i) the arithmetic mean of (x) the Eurodollar Rate (as defined in the Credit Agreement) for Eurodollar Rate Loans (as defined in the Credit Agreement on the date of this Agreement) having an Interest Period (as defined in the Credit Agreement on the date of this Agreement) of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (ii) the Applicable Margin (as applicable and as defined in the Credit Agreement on the date of this Agreement) then in effect (after giving effect to the Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition on a Pro Forma Basis); and

              (c) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership [and/or management resulting from such Permitted Acquisition, Permitted Foreign Acquisition or Permitted Asset Disposition shall be deemed to have been realized on the first day of the Test Period.

       "Projections" has the meaning set forth in Section 6(m).

       "Purchasers" means, FUI, GP and FCF (so long as such Persons hold Notes and/or Warrants) and their permitted successor(s) and assign(s) and any permitted assignee(s) or transferee(s) of all or any portion of the Notes and/or the Warrants in accordance with the terms hereof.

       "Purchasers' Fee Letter" means the letter agreement dated June 9, 2000 addressed to the Company from the Purchasers, as amended, modified or otherwise supplemented.

       "Qualified Initial Public Offering" means an Initial Public Offering that generates net proceeds to the Company and selling stockholders of at least $35,000,000.

       "Real Estate" means all real property at any time of determination owned or leased (as lessee or sublessee) by the Parent, the Company or any of their Subsidiaries.

       "Recapitalization" means the Merger, the recapitalization of the Parent and the other related transactions in accordance with the terms and conditions of the Recapitalization Documents, pursuant to which the Sponsor and its Affiliates will acquire 94% of the stock of the Parent, refinance the Parent's and Company's existing senior credit facility and pay associated fees and expenses.

       "Recapitalization Documents" means those documents executed by the Parent, the Company and certain other Persons in connection with the Recapitalization, including (i) the Merger Agreement, (ii) the Securities Agreement, among the Parent, Andsonica Acquisition Corp.

Holdings, and the Security Holders listed therein, dated as of June 13, 2000,
(iii) the Noncompetition and Nonsolicitation Agreement among Brentwood Private Equity L.L.C., Charlesbank Capital Partners L.L.C., Holdings, and the Parent dated as of June 13, 2000, (iv) the 18% Senior Debentures, and (v) the other documents listed on Schedule 1(c) hereto.

       "Redemption Price" means the amount of Notes being redeemed multiplied by the applicable price percentage set forth below, as such amount may be reduced by the applicable Holder in its sole discretion, in each case plus accrued interest on the principal redeemed:

------------------------------------------------- -----------------------------------------------
                      Year                                 Redemption Price Percentage
                      ----                                 ---------------------------
------------------------------------------------- -----------------------------------------------
Second Closing Date through August 15, 2002                            104%
------------------------------------------------- -----------------------------------------------
August 15, 2002 through August 15, 2003                                102%
------------------------------------------------- -----------------------------------------------
August 15, 2003 and thereafter                                         100%
------------------------------------------------- -----------------------------------------------

       "Reference Period" means a period of four full consecutive Fiscal Quarters calculated on a trailing 12 months basis, of a Person ending on the relevant date, provided, however, that:

              (a) solely for purposes of determining Consolidated Fixed Charges at the end of each Fiscal Quarter after July 1, 2000 through the Fiscal Quarter ended June 30, 2001, the Reference Period for Consolidated Fixed Charges and Consolidated Total Interest Expense only (and not as a component of the computation of figures for Consolidated EBITDA, or Consolidated Operating Cash Flow) shall be such shorter period of four, seven or ten full Fiscal Months elapsed since August 26, 2000, with the relevant amount applicable to such shorter period annualized for the period of four consecutive Fiscal Quarters for which the applicable covenant or test calculation is being performed by multiplying such relevant amount by a fraction whose numerator is 12 and whose denominator is such actual number of elapsed full Fiscal Months; and

              (b) for the purposes of the Leverage Ratio tested on October 28, 2000, December 31, 2000, March 31, 2001 and June 28, 2001, Reference
       Period shall mean with respect to the Consolidated EBITDA, the prior 12 Fiscal Month period.

       "Related Party" or "Related Parties" means spouses, lineal ancestors or descendants, natural or adopted, and spouses of lineal ancestors or descendants, or trusts for the sole benefit of any of such Persons.

       "Required Holders" means the Holders of at least 66% of the outstanding principal of the Notes; provided, however, in the event that GP and FUI each sell 15% or more of the aggregate principal amount of their Notes held immediately after the Second Closing, the term "Required Holders" means the Holders of at least 51% of the outstanding principal of the Notes and, provided, further, in the event either GP or FUI (but not the other) sells 15% or more of the aggregate principal amount of its Note held immediately after the Second Closing, the term "Required Holders" means the Holders of at least 51% of the outstanding principal of the Notes, provided that the non-seller is included in the 51%.

       "Requirement of Law" means, with respect to any Person, the charter, articles or certificate of incorporation, formation or organization, partnership or operating agreements and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Investment Documents.

       "Responsible Officer" means, with respect to the Company, the president, the chief executive officer, any other executive officer, or any Financial Officer of the Company, and any other officer or similar official thereof responsible for the administration of the obligations of the Company in respect of this Agreement.

       "Restricted Payment" means in relation to the Parent, the Company and each of their Subsidiaries, any (a) Distribution or (b) payment or prepayment by the Parent or its Subsidiaries to the Parent's or any Subsidiary's shareholders (or other equity holders) or to any Affiliate of the Parent or such Subsidiary's shareholders.

       "Second Closing" has the meaning set forth in Section 3(d).

       "Second Closing Date" means the first date on which the conditions stated in Section 5B have been satisfied with respect to the Second Closing, and the Notes and Warrants are to be issued, which date shall not in any event be later than October 31, 2000.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

       "Securities Holders and Registration Rights Agreement" has the meaning set forth in Section 5B(c)(i).

       "Sellers" means the stockholders of the Parent immediately prior to the Merger.

       "Senior Indebtedness" means all Indebtedness of the Credit Parties pursuant to and arising under the Credit Documents (whether for principal, interest (including interest, fees and expenses accruing after the occurrence of an Insolvency Event whether or not the same is allowed or allowable as a claim) prepayment premium, fees, expenses, collateral protection expenses, enforcement costs or otherwise) and any other obligations of the Credit Parties arising out of or in connection with the Credit Documents; provided, that the aggregate amount of principal constituting Senior Indebtedness shall not exceed $200,000,000 at any one time outstanding unless incurred in compliance with the following sentence. Notwithstanding anything to the contrary in the foregoing, "Senior Indebtedness" shall not include that portion of Indebtedness (and any interest thereon) pursuant to and arising under the Credit Documents that is incurred in excess of the aggregate principal amount of $200,000,000 in violation of Section 10(r) and/or Section 11(f). To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or similar party under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by or paid over to, such trustee, receiver or other similar party, the

Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

       "Senior Notes" means the Term Notes and the Revolving Credit Notes (as such terms are defined in the Credit Agreement).

       "Significant Foreign Subsidiaries" means Significant Subsidiaries that are also Foreign Subsidiaries.

       "Significant Subsidiaries" means all Subsidiaries of the Parent and the Company other than the Insignificant Subsidiaries.

       "Solvent" means as to any Person on any particular date, that such Person
(i) does not have unreasonably small capital to carry on its business as now conducted and as presently proposed to be conducted, (ii) is able to pay its debts as they become due in the ordinary course of business, (iii) has assets with a present fair saleable value taken on a going concern basis greater than its total stated liabilities and identified contingent liabilities, including any amounts necessary to satisfy preferential rights of shareholders and (iv) does not intend to, and does not believe it will, incur debts and liabilities beyond its ability to pay such debts and liabilities as they mature.

       "Sponsor" means Chartwell Investments II LLC, a Delaware limited liability company and its successors and permitted assigns and its Affiliates.

       "Standstill Period" has the meaning set forth in Section 11(b).

       "Subdebt Investment" has the meaning set forth in the Statement of Purpose.

       "Subdebt Maturity Date" has the meaning set forth in Section 4(a).

       "Subdebt Documents" means, collectively, this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty and the exhibits and schedules (other than the Warrants, the Securities Holders and Registration Rights Agreement and the Parent's Certificate of Incorporation) attached thereto.

       "Subordinated Debt" means unsecured Indebtedness of the Credit Parties which Indebtedness is expressly subordinated and made junior to the payment and performance in full of the Obligations.

       "Subsidiary" means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency).

       "Subsidiary Guarantor" has the meaning set forth in Section 5A(q)(i).

       "Subsidiary Guaranty" has the meaning set forth in Section 5A(g)(i).

       "Test Period" means (a) in connection with the calculation of financial covenant compliance on a Pro Forma Basis as required in connection with any proposed Permitted Acquisition or Permitted Foreign Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition or Permitted Foreign Acquisition, and (b) in connection with the calculation of the financial covenants set forth in Section 9 hereof following any Permitted Acquisition or Permitted Foreign Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition or Permitted Foreign Acquisition included in the calculation of such financial covenant.

       "Total Voting Power" means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

       "Transaction Debt" means the Convert Notes, the 11% Notes, the 14% Senior Discount Notes, the 18% Senior Discount Notes and the 18% Senior Debentures.

       "Transaction Documents" means this Agreement, the Parent's Certificate of Incorporation, the Notes, the Warrants, the Securities Holders and Registration Rights Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Credit Documents, the Recapitalization Documents and all other agreements, exhibits, documents and schedules related thereto.

       "Voting Stock" means stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

       "Warrant Percentage" means with respect to each Purchaser, the percentage set forth on Schedule 3(d) attached hereto as to such Purchaser's percentage of the Warrants entitling the holders thereof to purchase the aggregate amount of shares of the Company's Common Stock as determined pursuant to Section 3(b).

       "Warrants" has the meaning set forth in Section 2.

       "Wholly Owned" means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person unless it is a Requirement of Law that any third party who is a member of the board of directors (or any equivalent body) holds shares of such Subsidiary's outstanding Capital Stock, in which case, the percentage of shares of such Subsidiary's outstanding Capital Stock that does not have to be held as a Requirement of Law by such board member(s) is owned directly or indirectly, by such Person.

       (a) Accounting Terms; Financial Statements. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in
Section 9, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the basis used in preparing the most recent Financial Statements of the Company referred to in Section 6(m). In the event that any changes in GAAP after such date are required to be applied to the Company and would affect the computation of the financial covenants contained in
Section 9, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

SECTION 2. AUTHORIZATION OF ISSUANCE OF THE NOTES AND THE WARRANTS. The Company and the Parent has authorized the issuance to the Purchasers of the Company's senior subordinated promissory notes in an aggregate original principal amount of up to $50,000,000 to be dated the date of issuance thereof, to mature on August 15, 2008 to bear interest on the unpaid balance thereof, from the date thereof until the principal shall have become due and payable, at the rate specified in Section 4(a) and to be substantially in the form of Exhibit 2(a) (the "Notes"), which shall be accompanied by common stock purchase warrants, in substantially the form of Exhibit 2(b), entitling the holders thereof to purchase shares of Common Stock representing 5.5% (as reduced per Section 3(b)) of the issued and outstanding shares of the Parent's Common Stock determined on a fully-diluted basis immediately following the Second Closing, subject to adjustment as provided therein (the "Warrants").

SECTION 3. PURCHASE AND SALE OF SECURITIES.

       (a) Subject to the terms and conditions herein set forth, and in reliance upon the representations, warranties and covenants of the Company and the Parent contained herein, at the Second Closing, the Company and the Parent shall sell to each Purchaser and each Purchaser shall purchase, severally and not jointly, from the Company and the Parent the amount of its Note Commitment Percentage of the principal amount and accompanying Warrant Percentage determined pursuant to Section 3(b). The obligations of the Purchasers hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance by the other Purchasers hereunder.

       (b) Determination of Amount of Notes and Warrants. The aggregate amount of the Notes and the Warrants to be issued at the Second Closing shall be determined as follows:

              (i) If the holders of 90% or more of the outstanding Indenture Notes have accepted the Indenture Offer at the end of the Offer Period, the aggregate amount of the Notes shall be in the amount of the Maximum Note Commitment and the aggregate amount of the Warrants shall be in the amount of the Maximum Warrant Issuance.

              (ii) If the holders of less than 90% of the outstanding Indenture Notes have accepted the Indenture Offer at the end of the Offer Period (A) the Maximum Note Commitment, the Maximum Term B Commitment and the Maximum Term A Commitment (as defined in the Credit Agreement) shall be reduced dollar for dollar by an amount equal to the sum of (1) the aggregate amount of the Indenture Notes that would remain outstanding after giving effect to the Indenture Offer and (2) the aggregate amount of the 18% Discount Notes that would remain outstanding after giving effect to the Second Closing, which reduction would be made first to reduce the Maximum Note Commitment. Furthermore, in the event of such reduction of the Maximum Note Commitment, the Maximum Warrant Issuance shall also be reduced on a pro rata basis.

       (c) The Company, the Parent and the Purchasers hereby acknowledge and agree that each Note and accompanying Warrant to be issued are part of an investment unit within the meaning of Section 1273(c)(2) of the Code. The Company, the Parent and each Purchaser hereby further acknowledge and agree that, for United States federal income tax purposes, the parties shall agree within five days after the Second Closing on the issue price of each Note within the meaning of Section 1273(b) of the Code, which issue price will be determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations. The Company, the Parent and the respective Purchasers agree to use such issue prices and allocations for all income tax purposes with respect to the issuance of their respective Notes and the Warrants.

       (d) The closing of the issuance, purchase and sale of the Notes and the Warrants (the "Second Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036 at 10 a.m. local time on the Second Closing Date, or at such other time and place as may be mutually agreed upon in writing by the Company, the Parent and the Purchasers; provided, however, that the Second Closing shall take place no later than October 31, 2000. At the Second Closing, the Company and the Parent, respectively, will issue, sell and deliver to each Purchaser the Notes and the Warrants in the amount of such Purchaser's Note Commitment Percentage and Warrant Percentage described on Schedule 3(d), and each Purchaser will, severally and not jointly, pay to the Company and the Parent the respective purchase price therefor by wire transfer of immediately available funds pursuant to written instructions delivered to such Purchaser by the Company and the Parent prior to the Second Closing.

SECTION 4. NOTE TERMS.

       (a) Repayment of Principal. Unless otherwise required or permitted to be sooner paid pursuant to the provisions hereof and of the Notes, the Company shall repay the unpaid principal amount of the Notes (the "Principal") in full on August 15, 2008 (the "Subdebt Maturity Date").

       (b)    Interest.

              (i) Interest. So long as no Event of Default has occurred and is continuing, the Principal shall bear interest from the date hereof until paid, computed on the basis of a 365-day year, at a fixed annual rate of 13%.

              (ii) Periodic Interest Payments. Accrued interest shall be due and payable quarterly in arrears on the 15th day of each April, July, October and January of each year, commencing on October 15, 2000 (provided, however, that if the Second Closing Date occurs on or after September 16, 2000, then payments shall commence on January 15, 2001). In addition, all accrued and unpaid interest shall be paid upon the payment in full of the Principal and, if payment in full is not paid when due, thereafter on demand.

              (iii) Default Interest Rate. After the occurrence and during the continuance of any Event of Default, (A) if the Event of Default is of the type designated in Section 12(a)(i) and/or (B) if the Event of Default is of any type other than designated in Section 12(a)(i) and if the Holders deliver a written notice to the Company so specifying, the Company's obligations under the Notes shall bear interest from the date of the occurrence of the Event of Default specified in clause (A) of this
       Section 4(b)(iii) or from the date of the notice specified in clause (B) of this Section 4(b)(iii) (as applicable), payable quarterly as stated in
       Section 4(b)(ii) (or, at the option of the Holder, on demand), at the rate of 15% per annum.

              (iv) Savings Clause. In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Holders have received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the Principal then outstanding, and any excess interest remaining after such application shall be refunded to the Company.

       (c)    Mandatory Redemption.

              (i) Initial Public Offering. The Company promptly shall make an offer (the "IPO Offer") to the Holders to redeem all of the Notes upon the occurrence of a Qualified Initial Public Offering. The notice of any IPO Offer shall be delivered promptly but in no event later than five Business Days prior to consummation of the Qualified Initial Public Offering. The IPO Offer shall (A) describe the facts and circumstances of the Initial Public Offering in reasonable detail, (B) make reference to this Section 4(c)(i) and the right of the Purchasers to require the Company to redeem all of the outstanding Notes, (C) offer to redeem the outstanding Notes, together with accrued interest to the date of redemption, and (D) specify a date for such Qualified Initial Public Offering. Subject to Section 11, the Company on the date of consummation of such Qualified Initial Public Offering shall redeem the Notes as to which the offer was accepted, and the price of such Notes payable upon the occurrence of an Qualified Initial Public Offering shall be an amount equal to the Redemption Price of the outstanding principal amount of the Notes.

              (ii) Change of Control/Fundamental Transaction. The Company promptly shall make an offer (the "Fundamental Transaction Offer") to redeem all of the Notes upon the occurrence of (A) a Change of Control or
       (B) any Fundamental Change (any of the foregoing, a "Fundamental Transaction"). The notice of any Fundamental

       Transaction Offer shall be delivered promptly but in no event later than five Business Days prior to consummation of the Fundamental Transaction; provided, however, that, at any time after the consummation of an Initial Public Offering, (x) the notice of the occurrence of the Change of Control shall be delivered promptly but in no event any later than three Business Days after a Responsible Officer obtains actual knowledge of such Change of Control and (y) the Fundamental Transaction Offer (in connection with such Change of Control) shall be commenced no later than 15 days after the consummation of such Change of Control. The Fundamental Transaction Offer shall (1) describe the facts and circumstances of the Fundamental Transaction in reasonable detail, (2) make reference to this
       Section 4(c)(ii) and the right of the Purchasers to require the Company to redeem all of the outstanding Notes, (3) offer to redeem all of the outstanding Notes, together with accrued interest to the date of redemption, and (4) specify a date for such Fundamental Transaction. Subject to Section 11 hereof, the Company on the date of the consummation of such Fundamental Transaction shall redeem the Notes, and the price of the Notes payable upon the occurrence of a Fundamental Transaction shall be an amount equal to the Redemption Price of the outstanding principal amount of the Notes.

       (d) Optional Redemption. Subject to Section 11 hereof, the Company shall have the right at any time after the first anniversary of the Second Closing, upon the notice provided for below, to redeem the Notes in whole or in part; provided, however, that redemption shall be allocated to all of the Notes outstanding at the time in proportion to the respective outstanding principal amounts thereof. In the event of an optional redemption made under this Section 4(d), the Company shall give the Holders irrevocable written notice of such redemption not less than 30 nor more than 60 days prior to the redemption date, specifying (i) such redemption date, (ii) the principal amount of the Notes to be prepaid on such date, and (iii) the accrued interest applicable to the redemption, and stating that such redemption is to be made pursuant to this
Section 4(d); provided, however, that the Company may withdraw such offer at any time prior to the redemption date so long as any Holder's other rights under the Subdebt Documents shall not have been prejudiced in any material respect by reliance upon such offer of redemption. The price of the Notes payable upon an optional redemption pursuant to this Section 4(d) shall be an amount equal to the Redemption Price of the outstanding principal amount of the Notes to be redeemed.

       (e) Direct Payment. All payments of principal and interest due from the Company hereunder shall be due, without any presentment thereof, directly to the Holders, at the Holders' respective addresses set forth in Schedule 13(i) hereto or such other address in the United States as the Holders may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for a Holder on Schedule 13(i) hereto or in any written notice to the Company from such Holder, the Company will make such payments in immediately available funds to such bank accounts, no later than 11:00 a.m. Charlotte, North Carolina time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

       (f) Prepayment Applications. Subject to Section 11, all optional prepayments and mandatory prepayments under this Section 4 shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the applicable Notes, then to payment of default interest, if any, then to payment of premium, if any, then to payment of accrued interest and thereafter to payment of principal.

       (g)    Partial Prepayments.

              (i) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

              (ii)   Upon any partial prepayment of the Notes pursuant to
       Section 4(d) or purchase of Notes permitted by Section 4(h), the principal amount of each required prepayment of the Notes under Section 4(c) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such partial prepayment or purchase. For the purposes of the preceding sentence, the term "purchase" shall include any purchase, redemption, prepayment or other acquisition of outstanding notes in accordance with Section 4(h).

       (h) Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes, (ii) pursuant to an offer to so purchase, redeem, prepay or otherwise acquire all or a portion of the Notes then outstanding made on the same terms to all Holders of Notes then outstanding and in accordance with the terms of such offer, or (iii) in connection with the exercise of a Warrant in accordance with the terms therein. The Company will promptly cancel all Notes acquired by the Company, the Parent or any Subsidiary pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

SECTION 5.A. CONDITIONS OF INITIAL CLOSING. A Purchaser's obligations to enter into, execute and deliver this Agreement on the Initial Closing Date are subject, in each case, to such Purchaser determining, in its sole discretion, that the following conditions have been satisfied (or such Purchaser waiving in writing the conditions that it has determined have not been satisfied), on or before the Initial Closing Date:

       (a) Representations True; No Event of Default. Each of the representations and warranties of any of the Parent, the Company and each of their Subsidiaries contained in this Agreement shall be true as of the date as of which they were made with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), and no Default or Event of Default shall have occurred and be continuing. The Purchasers shall have received a certificate of the Company signed by an Authorized Officer of the Company to such effect.

       (b) Consummation of the Recapitalization. Each Purchaser shall have reviewed and approved in its sole discretion all of the Recapitalization Documents. There shall not have been any material modification, amendment, supplement or waiver to the Recapitalization Documents without the prior written consent of each Purchaser, including, but not limited to, any modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the Recapitalization and the contents of all disclosure schedules and exhibits. The elements of the Recapitalization constituting the closing shall have been consummated in accordance with the terms of the Recapitalization Documents (without waiver of any conditions precedent to the obligations of the buyer thereunder).

       (c) Advances Under Credit Agreement. The Company and the Parent shall have entered into the Credit Agreement, and such Credit Agreement shall be in full force and effect. On the Initial Closing Date, the Banks thereunder shall make the advances required to be made on the Initial Closing Date in the full amount contemplated therein in connection with the Merger, and to refinance the Company's existing senior credit facilities and pay associated fees and expenses, all on terms and conditions reasonably satisfactory to such Purchaser.

       (d) Consent of Third Parties, Governmental Authorities, etc. The Company and the Parent shall have presented evidence satisfactory to such Purchaser to the effect that (i) all consents, waivers and amendments required in connection with the consummation of the transactions related to this Agreement and the other Investment Documents and the transactions contemplated hereby and thereby have been obtained (other than those which if not obtained would not result in a Material Adverse Effect), (ii) the transactions related to the Subdebt Investment and the Recapitalization shall not, with or without notice or the passage of time, violate, constitute or trigger, the occurrence of an event of default or give rise to any right of acceleration, modification or cancellation with respect to, any material Contractual Obligations of the Company, the Parent or any of their Subsidiaries (other than the debt to be repaid or modified as contemplated by the Recapitalization Documents) and (iii) none of the Company, the Parent nor any of their Subsidiaries is in violation of or default under or with respect to any of their material Contractual Obligations (other than the debt to be repaid or modified as contemplated by the Recapitalization Documents).

       (e) No Adverse Change. Since July 1, 2000, no Material Adverse Change shall have occurred, and there is no event, condition or state of facts which could reasonably be expected to have a Material Adverse Change.

       (f) Financial Information. The Company shall have provided such Purchaser with such financial information relative to the Company's financial condition which may be reasonably requested by such Purchaser, which information shall include, at a minimum, the financial statements and other information listed on Schedule 5A(f) (collectively, the "Financial Statements").

       (g) Opinions of Counsel. Such Purchaser shall have received (i) from Akin, Gump, Strauss, Hauer & Feld, L.L.P., legal counsel for the Parent, the Company and the Sponsor, a favorable opinion as of the Initial Closing Date, substantially in the form of Exhibit 5A(g)(i), (ii) from Sidley & Austin, legal counsel for the Sellers, a favorable opinion, on which such Purchaser shall have the express right to rely, dated as of the Initial Closing Date, as to the

Recapitalization Documents, and (iii) from Akin, Gump, Strauss, Hauer & Feld, L.L.P, legal counsel for the Parent, the Company and the Sponsor, a favorable opinion, on which such Purchaser shall have the express right to rely, dated as of the Initial Closing Date, as to the Credit Documents.

       (h) Delivery of Initial Closing Documents. Such Purchaser shall have received the following closing documents, in form and substance satisfactory to such Purchaser, and all of which shall, except as specified below, be fully executed originals:

              (i)    this Agreement;

              (ii) a copy of the Credit Documents, certified by the secretary or an assistant secretary of the Company to be true, correct and complete;

              (iii) a copy of the Recapitalization Documents, certified by the secretary or an assistant secretary of the Parent to be true, correct and complete;

              (iv) copies of long form certificates of the Secretary of State of the jurisdictions of incorporation, formation or organization of Holdings, the Parent, the Company and each of the Subsidiary Guarantors as to the good standing of the Company and each of the Subsidiary Guarantors in such jurisdictions as of a date within ten Business Days prior to the Initial Closing Date;

              (v) copies of certificates of the Secretary of State of each jurisdiction in which the Parent, Holdings, the Company and each of the Subsidiary Guarantors are qualified to do business as to their good standing in such jurisdictions and, where available, certificates of the relevant state taxing authorities as to the payment by such Person of all taxes in such jurisdictions;

              (vi) certificate, dated as of the Initial Closing Date, of the chief executive officer and chief financial officer of the Company, substantially in the form of Exhibit 5A(h)(vi), stating that the conditions specified in Section 5A have been fully satisfied;

              (vii) certificates, dated as of the Initial Closing Date, substantially in the form of Exhibit 5A(h)(vii), of the respective secretaries of the Parent, the Company and each of their Domestic Subsidiaries certifying (A) that the copies of the certificate or articles of incorporation, formation or organization and bylaws or other organizational and governing documents of the Company and each of its Domestic Subsidiaries, attached thereto and as amended to date, are true, complete and correct, (B) that the copies of the resolutions of the directors, managers, partner, members and shareholders of the Company and the Parent authorizing the transactions contemplated (to the extent applicable to such Person) by this Agreement and each of the Transaction Documents (including the issuance of the Notes and the Warrants) and reserving shares of Common Stock issuable upon exercise of the Warrants attached thereto are true, complete and correct, (C) as to the incumbency of each Person executing this Agreement and each of the Investment Documents on behalf of the Company and the Parent or any of their Domestic Subsidiaries, and (D) as to any other matters reasonably requested by such Purchaser.

              (viii) copies of the consents, waivers and amendments to be obtained by the Company pursuant to the provisions of Section 5A(d), the Financial Statements to be provided by the Company pursuant to the provisions of Section 5A(f) and the insurance policies to be maintained by the Company pursuant to the provisions of Section 8(i);

              (ix) (A) certificate, dated as of the Initial Closing Date, substantially in the form of Exhibit 5A(h)(ix), of the Company certifying that the Parent, the Company and the Company's Subsidiaries, taken as a whole, are solvent;

              (x) (A) an updated phase one environmental assessment on the real property at Rantoul, Illinois and (B) a phase one environmental assessment on the real property at Memphis, Tennessee (if manufacturing or related activities were ever conducted on such real property), which shall be the copies of the same environmental assessments provided to the Banks;

              (xi) results of searches of Uniform Commercial Code, federal and state tax lien, fixture and judgment lien filings in the jurisdiction of the chief executive office of the Company, the Parent and each of its Subsidiaries or such other jurisdictions as may be requested by such Purchaser together with copies of such filings and the attachments thereto in all such jurisdictions;

              (xii) to the extent not provided for herein, true, complete and correct copies of all Transaction Documents; and

              (xiii) any and all other documents, certificates, and assurances which may be reasonably requested by such Purchaser in connection with its commitments as set forth herein.

       (i) Payment of Fees and Expenses. The Company shall have paid at the Initial Closing via wire transfer of immediately available funds (i) all fees, if any, owing to such Purchaser pursuant to the Purchasers' Fee Letter and (ii) all expenses of such Purchaser pursuant to Section 13(b), including attorneys' fees and expenses.

       (j) Litigation. There shall not exist any pending litigation or investigation affecting or relating to the Company, the Parent or any of their Subsidiaries, this Agreement and the other Transaction Documents that in the reasonable judgment of such Purchaser could have a Material Adverse Effect that has not been settled, dismissed, vacated, discharged or terminated prior to the Initial Closing Date.

       (k) Ownership Structure. The capital and ownership structure of the Credit Parties (after giving effect to the Recapitalization and the Transaction Documents) shall be as described in Schedule 6(b) and Schedule 6(c). Such Purchaser shall be satisfied with the management structure, legal structure, voting control, tax matters, accounting practices, liquidity, total leverage and total capitalization of the Credit Parties as of the Initial Closing Date.

       (l) Equity Investment. The Parent shall have received equity capital in an amount not less than $107,000,000 (comprised of $37,500,000 purchased by the Sponsor and its Affiliates, $63,500,000 purchased by other outside investors, and $6,000,000 purchased by certain management of the Parent and current equity holders of the Parent) on terms and conditions acceptable to such Purchaser.

       (m) Bankruptcy. There shall exist no Insolvency Event or other bankruptcy or insolvency proceedings with respect to any Credit Party.

       (n) Compliance Certificate. The Company shall have provided such Purchaser a compliance certificate showing (i) Leverage Ratio as of the date of this Agreement of not greater than 4.5 to 1, and (ii) Consolidated EBITDA for the Fiscal Year ended July 1, 2000 of at least $40,300,000.

       (o) Existing Indebtedness. The Company, the Parent and any of their Subsidiaries shall have satisfied in full any existing indebtedness (other than the Indenture Notes, the Convert Notes, the 14% Discount Notes, the 18% Debentures and other miscellaneous debt listed on Schedule 5A(o) attached hereto) and all liens and guarantees in connection therewith shall have been released (or shall be contemporaneously released) and the Purchaser shall have received evidence thereof to satisfy each Purchaser in its sole discretion.

       (p) No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that, in the reasonable opinion of any Purchaser, would make it illegal for the Company and the Parent to sell and issue the Notes and/or the Warrants or to perform their obligations thereunder.

       (q) Certain Agreements. The following agreements shall have been entered into by the appropriate parties, shall have been delivered to the Purchasers, shall be satisfactory in form and substance to each Purchaser and shall be in full force and effect:

              (i) Subsidiary Guaranty Agreement, in the form of Exhibit 5A(q)(i) (the "Subsidiary Guaranty") made by each Domestic Subsidiary of the Company (each such Domestic Subsidiary, a "Subsidiary Guarantor") in favor of the Holders; and

              (ii) Parent Guaranty Agreement, in the form of Exhibit 5A(q)(ii) (the "Parent Guaranty"), made by the Parent in favor of the Holders.

SECTION 5.B. CONDITIONS OF SECOND CLOSING. A Purchaser's obligations to purchase and pay for the Notes and the Warrants at the Second Closing are subject to such Purchaser determining, in its sole discretion, that the following conditions have been satisfied (or such Purchaser waiving in writing the conditions that it has determined have not been satisfied), on or before October 31, 2000:

       (a) Indenture Offer and Expiration of Offer Period. The Offer Period shall have expired and such Purchaser shall have received from the Company a certificate of the Company signed by an Authorized Officer of the Company representing to such occurrence and setting forth in reasonable detail (i) an accounting of the results of the Indenture Offer and requests for

Indenture Consents, including, without limitation, the amount of the Indenture Notes to be repurchased and whether a majority of the Indenture Consents were received and (ii) the sources and uses of funds on the Second Closing, including, without limitation, the types and amount of Subordinated Debt to be repurchased or, as the case may be, issued on the Second Closing. Such certificate shall be in form and substance satisfactory to such Purchaser.

       (b) Officer's Certificate. The Purchaser shall have received an officer's certificate from an Authorized Officer of the Company in the form attached hereto as Exhibit 5B(b).

       (c) Securities Holders and Registration Rights Agreement. The Securities Holders and Registration Rights Agreement, in the form of Exhibit 5B(c) (the "Securities Holders and Registration Rights Agreement"), by and among the Parent, Holdings and the Purchasers shall have been entered into by the appropriate parties, shall have been delivered to the Purchasers, shall be in form and substance identical to Exhibit 5B(c) and shall be in full force and effect.

       (d) Opinions of Counsel. Such Purchaser shall have received from Akin, Gump, Straus, Hauer & Feld, L.L.P., legal counsel for the Parent, the Company and the Sponsor, a favorable opinion as of the Second Closing Date, substantially in the form of Exhibit 5B(d).

       (e) Delivery of Second Closing Documents. Such Purchaser shall have received the following closing documents, in the form attached hereto, and all of which shall be fully executed originals:

              (i)    the Notes; and

              (ii)   the Warrants.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Purchasers to enter into this Agreement, each of the Company and the Parent hereby represents and warrants to the Purchasers that, before and after giving effect to the Recapitalization and the other transactions contemplated by this Agreement, as of the date hereof:

       (a) Organization, Good Standing and Qualification. Each of the Parent and the Company is a limited liability company or corporation duly incorporated or formed, validly existing and in good standing under the laws of Delaware and California, respectively. Each of the Company's Subsidiaries has (i) in the case of any Subsidiary which is a corporation, all required corporate power and authority, (ii) in the case of any Subsidiary which is a partnership, all required power and authority under its partnership agreement and the applicable state partnership statute, (iii) in the case of any Subsidiary which is a limited liability company, all required power and authority under its limited liability company agreement and the applicable state limited liability company statute, in each case to own its property and to carry on its business as presently conducted and (iv) in the case of any Foreign Subsidiary, all requisite corporate (or similar business entity) power. Each Credit Party is qualified and authorized to do business in, and is in good standing as a foreign corporation (or similar business entity) in, all other jurisdictions in which such qualification or authorization is necessary for the conduct of the businesses in which such Credit Party is now engaged, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 6(a) lists with respect to each Credit Party (i) its jurisdiction of incorporation, formation or organization, (ii) all states in which it is qualified to do business and (iii) all material licenses and permits of Governmental Authorities held by it. The licenses, permits and other rights and privileges listed on Schedule 6(a) constitute all the material licenses, permits and other rights and privileges required for each of the Credit Parties to carry on its business as now conducted and as proposed to be conducted, except for those the failure to obtain would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

       (b) Subsidiaries and Investments. No Credit Party has any Subsidiaries, other than the Subsidiaries listed on Schedule 6(b). Except for such Subsidiaries listed on Schedule 6(b), no Credit Party (i) owns or controls any securities having equity participation or similar rights in any Person or
(ii) is a participant in any joint venture, partnership or similar arrangement.

       (c) Authorized and Issued Capital. The authorized capitalization of each Credit Party is set forth on Schedule 6(c). Except as set forth on Schedule 6(c), each Credit Party has not issued any other shares of its Capital Stock and there are no further subscriptions, contracts or agreements for the issuance or purchase of any other or additional equity interest in the Credit Parties, either in the form of options, agreements, warrants, calls, convertible or exchangeable securities or other similar rights, other than the Warrants. All the outstanding shares of Capital Stock will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. The number of shares of the Parent's Capital Stock reserved for issuance as set forth on Schedule 6(c) is not subject to adjustment by reason of the issuance of the Warrants or the shares of Common Stock issuable upon the exercise thereof. None of the Credit Parties is a party to any "phantom stock", employee stock option plan, other equity-based incentive plan or similar agreement, except as set forth on Schedule 6(c) and after giving effect to the Recapitalization. Except as set forth on Schedule 6(c) and after giving effect to the Recapitalization, (i) there are no preemptive or similar rights to purchase or otherwise acquire Equity Interests of, or interests in, the Credit Parties pursuant to any Requirement of Law or Contractual Obligation applicable to the Credit Parties and (ii) no registration rights under the Securities Act have been granted by the Credit Parties with respect to its equity securities or interests.

       (d) Authorization. The execution and delivery by each of the Company, and the Parent of this Agreement and each Investment Document to which it is a party, the performance by the Company, and the Parent of their obligations hereunder and thereunder, and the issuance to the Purchaser of the Notes and the Warrants, as herein provided, have been duly authorized by all necessary action of the Parent, and the Company and their respective Boards of Directors and shareholders or managers and members, as appropriate, so that when issued and delivered (i) the Notes and the Warrants will each constitute the legal, valid and binding obligation of the Company and the Parent, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar law of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles; (ii) the Common Stock to be issued upon the exercise of any Warrant will be validly authorized and, when issued upon due exercise of such Warrant, will be fully paid and nonassessable; (iii) this Agreement and each of the

Investment Documents to which it is a party will constitute the legal, valid and binding agreements of each Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar law of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles; and (iv) neither the execution and delivery of this Agreement and each of the Investment Documents to which it is a party, and the performance by each of the Parent and the Company of its obligations hereunder and thereunder, nor the issuance of the Notes and the Warrants, will be in contravention of any Requirement of Law applicable to any Credit Party or any Contractual Obligation to which any Credit Party may be subject, except where such contravention could not reasonably be expected to have a Material Adverse Effect.

       (e) Litigation. Except as set forth on Schedule 6(e), there is no litigation or proceeding or investigation pending or, to the knowledge of the Parent or the Company, threatened against or affecting any Credit Party, or any of their respective officers, directors, managers, partners, members or shareholders, which could reasonably be expected to have a Material Adverse Effect.

       (f) Tax Matters. The Parent, the Company and each of their Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, in each case prior to any date on which any fee or penalty for non-payment thereof could be imposed (or any such fee or penalty has been paid) except those being contested in good faith and by appropriate proceedings and
(iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed on Schedule 6(f), and adequately reserved for as set forth in clause (iii) above, there are no other unpaid taxes in any material amount claimed to be due for the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Borrowing Base Report provided to the Agent and the Purchasers at the Initial Closing sets forth the amount of reserves established by the Parent, the Company and each of their Subsidiaries to cover the Parent's, the Company's or such Subsidiary's sales or use tax obligations in each jurisdiction where the Parent, the Company or such Subsidiary is required to pay such taxes. Such reserves are adequate for the payment of all such obligations.

       (g) Organizational and Governing Documents. The certificates or articles of incorporation, formation or organization, partnership or operating agreements and bylaws of each Credit Party furnished to the Purchasers pursuant to Section 5A(h) are true and complete copies and are in full force and effect, without further changes, amendments or modification.

       (h) Government Approvals; Consents. Except as have been made or obtained or could not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 6(h), no Credit Party is required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or other Person in connection with (i) the negotiation, execution, delivery and performance of this Agreement or any of the other Investment Documents, (ii) the offer, issuance, sale and delivery to the Purchasers of the Notes and the Warrants, or (iii) the consummation of any other transaction contemplated by this Agreement or any of the Investment Documents.

       (i) Representations and Warranties in Other Agreements. The representations and warranties made by each Credit Party in the Credit Agreement are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

       (j) Disclosure. The written statements or materials furnished by or on behalf of any Credit Party to the Purchaser in connection with this Agreement and the transactions contemplated hereby (other than the Projections and other budgets and estimates), do not contain any untrue statement of any material fact, taken as a whole, as of the date which such information is dated or certified, or omits to state any material fact, that is necessary in order to make the statements contained herein or therein, taken as a whole, in the light of the circumstances under which they were made, complete and not materially misleading. There exists no undisclosed fact or circumstance which, to the knowledge of any Credit Party, would reasonably be likely to result in a Material Adverse Effect (other than general market, financial and business conditions applicable to the economy as a whole).

       (k) Compliance with Securities Laws. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 7 hereof, the offer and sale of the Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, are not required to be registered pursuant to the provisions of Section 5 of the Securities Act. None of the Parent, the Company or any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Notes and/or the Warrants, and the Common Stock to be issued upon exercise of the Warrants, to any Person so as to bring the sale of Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, by the Parent and the Company within the registration provisions of the Securities Act or any state securities laws. All prior offerings and sales of securities of the Credit Parties were in compliance with all applicable federal and state securities laws.

       (l) No Brokers. Neither the Parent nor the Company has dealt with any broker, finder, commission agent or other similar Person in connection with the offer and sale of the Notes and the Warrants by the Parent and the Company to the Purchasers, and neither the Parent nor the Company is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions (other than pursuant to the Purchasers' Fee Letter).

       (m)    Financial Statements.

              (i) The audited Financial Statements, complete and correct copies of which have previously been furnished to the Purchasers by the Company, present fairly and accurately in all material respects the consolidated financial condition, results of operations and changes in financial position of the Company and it Subsidiaries in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein. The unaudited Financial Statements, complete and correct copies of which have previously been furnished to the Purchasers by the Company, present fairly and accurately in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods set forth therein, subject only to the lack of footnote disclosure and changes resulting from normal year-end adjustments, none of which, alone or in the aggregate, would have a Material Adverse Effect. Since July 1, 2000, there has been no Material Adverse Change.

              (ii) As an inducement to the Purchasers to enter into this Agreement and the other Investment Documents, the Company has caused to be provided to the Purchasers the projections listed on Schedule 5A(f) (the "Projections") prepared by the Company. The Projections disclose all assumption made with respect to general economic, financial and market conditions used in formulating such projections. As of the Initial Closing Date, to the knowledge of the Parent, the Company or any of their Subsidiaries, no facts existed that materially change any of such projections in the aggregate. The Projections are based upon reasonable estimates and assumptions in light of the circumstances under which they were made, have been prepared on the basis of assumptions stated therein and reflect the reasonable estimates of the Parent and the Company of the results of operations and other information projected therein, provided that, with respect to the projected financial information, the Parent and the Company represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial or otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein.

       (n) Absence of Undisclosed Liabilities. No Credit Party has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to a Credit Party, whether due or to become due and regardless of when asserted) which would be required to be disclosed under GAAP on the Company's Financial Statements, other than (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto),
(ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and which do not individually or in the aggregate have a Material Adverse Effect and (iii) obligations expressly disclosed in the other schedules and exhibits attached to this Agreement.

       (o) Title To Properties and Assets. Except as indicated on Schedule 6(o) hereto, the Parent, the Company and each of their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent, the Company and each of their Subsidiaries as at July 1, 2000 or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens and liens being released on or prior to the Initial Closing Date. No Credit Party is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties other than those violations which could not result in a Material Adverse Effect. The Affiliates of the Company (other than its Subsidiaries) do not own or lease any properties or assets that are used by a Credit Party except as set forth on
Schedule 6(o).

       (p) Contracts and Commitments. Schedule 6(p) lists, as of the Initial Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of the Regulation S-K under the Exchange Act) to which any Credit Party is a party, by which it or its respective properties are bound or to which it is subject, other than purchase orders in the ordinary course of business (collectively, the "Material Contracts"), and also indicates the parties thereto. As of the Initial Closing Date and after giving effect to Recapitalization, (i) each Material Contract is in full force and effect and is enforceable by the Credit Party that is a party thereto in accordance with its terms and (ii) no Credit Party (nor, to the knowledge of a Credit Party, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

       (q) Employees. Set forth on Schedule 6(q) is a complete list of all employment agreements between a Credit Party and any employee of a Credit Party. Except as set forth on Schedule 6(q), no Credit Party is aware that any executive or key senior employee of a Credit Party or any group of employees of a Credit Party has any plans to terminate employment with such Credit Party. With respect to employees who are terminating their employment, Schedule 6(q) provides a true and correct summary of all severance benefits being provided by a Credit Party to such employees. Except as set forth on Schedule 6(q), neither any Credit Party nor, to the Credit Parties' knowledge, any of its or their employees, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting, collective bargaining or similar agreement relating to, affecting or in conflict with, the present or proposed business activities of a Credit Party or any such Person's right to participate in the affairs of a Credit Party.

       (r) Compliance with Laws. No Credit Party has violated any Requirement of Law, which violation would reasonably be expected to have a Material Adverse Effect, and no Credit Party has received notice of any such violation.

       (s) Transactions with Affiliates. Except as set forth on Schedule 6(s), there are no Contractual Obligations of a Credit Party to any of the officers, directors, managers, shareholders, members, employees, Affiliates or their respective Affiliates, or Related Parties, of a Credit Party other than
(i) for payment of compensation for services rendered and indemnity, (ii) reimbursement for reasonable expenses incurred on behalf of a Credit Party,
(iii) for standard employee benefits made generally available to all employees of the Company (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company) and (iv) pursuant to any of the Transaction Documents. Except to the extent disclosed to the Purchasers prior to the date hereof, none of the officers, directors, managers, shareholders, members, employees, Affiliates, or their respective Affiliates or Related Parties, of any Credit Party has incurred Indebtedness to a Credit Party or has any direct or indirect material ownership interest in any Person with which a Credit Party is affiliated or, to the Credit Parties' best knowledge, with which a Credit Party has a business relationship except that such Person may own stock in publicly traded companies. Other than as set forth on Schedule 6(s), no officer, director, manager, shareholder, member, employee, Affiliate, or any of their respective Affiliates or Related Parties, of a Credit Party, is, directly or indirectly, a party to or otherwise interested in any material Contractual Obligation with a Credit Party. Except as may be expressly disclosed in notes to the Financial

Statements or permitted by Section 10, no Credit Party is a guarantor or indemnitor of any Indebtedness of any other Person.

       (t) Hazardous and Toxic Materials. Except as set forth on Schedule 6(t), there has been no complaint, order, citation or notice received by a Credit Party with regard to air emissions, Hazardous Discharges (as defined below) or other environmental, health or safety matters affecting any of the premises owned or leased by a Credit Party or the businesses therein conducted. Except as set forth on Schedule 6(t), there has been no spill, discharge, release or cleanup of any Hazardous Material with respect to such premises (except spills, discharges or releases in the ordinary course of business and permitted by applicable Environmental Law (as defined below)) ("Hazardous Discharge") that could reasonably be expected to have a Material Adverse Effect. To the extent the premises owned or leased by a Credit Party are used for the handling, storage, transportation or disposal of Hazardous Materials, such use is in accordance with applicable Environmental Law in all material respects and, except as could not reasonably be expected to have a Material Adverse Effect, the Credit Parties have obtained all necessary permits, licenses and approvals in connection with applicable Environmental Law. Except as set forth on Schedule 6(t), no underground or above-ground storage tanks or surface impoundments are located on any of the premises owned or leased by a Credit Party with respect to which any Credit Party could reasonably be expected to incur a material liability under any Environmental Laws or other Requirement of Law.

       (u) Solvency. After giving effect to the Recapitalization and the other transactions contemplated by this Agreement and the other Transaction Documents, the Credit Parties, taken as a whole, are Solvent.

       (v) Certain Federal Regulations. Neither the Company nor any Person controlling, controlled by or under common control with the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended. The Company is not engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Notes will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors. Since its date of incorporation, the Company has not been, and is not, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and in Section 1.897-2(b) of the Treasury Regulations issued thereunder.

       (w) Recapitalization Documents and Credit Documents. The Recapitalization Documents and Credit Documents delivered to the Purchasers pursuant to Section 5(A)(i) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof (except as otherwise previously disclosed to the initial Purchasers).

       (x) Use of Proceeds. The proceeds from the issuance of the Notes and the Warrants will be used for the purposes set forth on Schedule 6(x).

       (y) Employee Benefit Plans. Except as set forth in Schedule 6(y), the Company does not maintain or contribute to any Plan or Multiemployer Plan. Except as set forth on Schedule 6(y), no ERISA Event has occurred with respect to any Plan and the regulations and published interpretations thereunder. Except as set forth on Schedule 6(y), no ERISA Event has occurred as to which the Company or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan. Except as set forth on Schedule 6(y), the Company and its ERISA Affiliates are not required to make, or accrue an obligation to make, contributions to any Multiemployer Plan and, during the past five years, neither the Company nor any ERISA Affiliate has made, has been required to make, or accrued an obligation to make, any contribution to any Multiemployer Plan. No liability exists with respect to any Plan or Multiemployer Plan of the Company or any of its ERISA Affiliates which could reasonably be expected to have a Material Adverse Effect.

       (z)    Intellectual Property.

              (i) Schedule 6(z) sets forth a complete and correct list of all Intellectual Property that is owned by a Credit Party and which has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and the United States Copyright Office or other filing offices, domestic or foreign (the "Owned Intellectual Property") and identifies the office with which such filing was made. Except as set forth on Schedule 6(z), to the knowledge of the Credit Parties, the Owned Intellectual Property constitutes all Intellectual Property used by, and necessary for the conduct of the business of, the Credit Parties (other than Intellectual Property used pursuant to Intellectual Property Licenses). Except as set forth on
       Schedule 6(z), to the knowledge of the Credit Parties, the Owned Intellectual Property does not infringe the rights of any other Person in respect of any Intellectual Property in a manner that could reasonably be expected to have a Material Adverse Effect. Except as set forth on
       Schedule 6(z), none of the Owned Intellectual Property is being infringed by any other Person in a manner that could reasonably be expected to have a Material Adverse Effect. Neither a Credit Party nor, to the knowledge of the Credit Parties, any of a Credit Party's employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's or consultant's duties for a Credit Party or results in any former employers of such employees and consultants having any rights in, or claims on, the Owned Intellectual Property. To the knowledge of the Credit Parties, the activities of each Credit Party's employees and consultants on behalf of such Credit Party do not violate any agreements or arrangements which any such employees or consultants have with former employers or current or former clients. Each Owned Intellectual Property registration and filing listed in Schedule 6(z) is in full force and effect.

              (ii) Schedule 6(z) sets forth a complete and correct list of all material Contractual Obligations (A) pursuant to which the use by any Person of material Intellectual

       Property is licensed or permitted by a Credit Party and (B) pursuant to which the use by a Credit Party of material Intellectual Property is licensed or permitted by any other Person (collectively, the "Intellectual Property Licenses"). All Intellectual Property Licenses (A) are in full force and effect in accordance with their terms, and (B) are free and clear of any liens (other than Permitted Liens or liens being released on or prior to the Initial Closing). To the Credit Parties' knowledge, neither a Credit Party nor any of the other parties thereto is in default under any of the Intellectual Property Licenses, and no such default is currently threatened. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of the Credit Parties, threatened, that challenges the rights of a Credit Party in respect of any Intellectual Property, Owned Intellectual Property or any of the Intellectual Property Licenses. Except as set forth on Schedule 6(z), to the Credit Parties' knowledge, none of the Owned Intellectual Property or any Intellectual Property Licenses are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority. The Credit Parties have taken commercially reasonable steps to maintain and protect their trade secrets.

       (aa)   Absence of Certain Changes or Events. Except as set forth in
Schedule 6(aa) or pursuant to the Transaction Documents and the transaction contemplated thereby, since the date of the Latest Balance Sheet, each Credit Party has conducted its business only in the ordinary course consistent with its past practices, and no Credit Party has (i) incurred, or agreed to incur, material Indebtedness, (ii) experienced any damage, destruction or loss that, to the extent not covered by insurance, has had or reasonably would be expected to have a Material Adverse Effect, (iii) declared, set aside or paid any dividend or other distribution (whether in cash, equity securities, interests or property) in respect of its equity securities, (iv) entered into any material Contractual Obligation involving any director, officer, manager, shareholder, member, employee, Affiliate or their respective Affiliates or Related Parties of a Credit Party, (v) granted or committed to grant to any director, officer, manager, member, employee or Affiliate of a Credit Party any material increase in compensation or benefits, (vi) granted or committed to grant to any director, officer, manager, employee or Affiliate of a Credit Party any increase in or right to severance or termination pay or any other compensation or benefits payable upon a change in control of any such entity or (vii) taken any action that, if taken after the Initial Closing Date hereof, reasonably would be expected to constitute a Default or Event of Default.

       (bb) Insurance. Schedule 6(bb) sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by the Credit Parties as of the Initial Closing Date, indicating in each case the insurer, amount and type of coverage. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Each Purchaser severally and not jointly represents and warrants to the Company as to itself only as follows:

       (a) It is an "accredited investor" as that term is defined in Rule 501 of the Securities Act and that, in making the purchases contemplated herein, it is specifically understood and agreed that such Purchaser is acquiring the Notes and the Warrants for the purpose of investment and not with a view towards the sale or distribution thereof within the meaning of the Securities Act; provided, however, that the disposition of such Purchaser's property shall at all times be and remain within its control.

       (b) It understands that the Notes and the Warrants will not be registered under the Securities Act, by reason of their issuance by the Company and the Parent in a transaction exempt from the registration requirements of the Securities Act, and that it must hold the Notes and the Warrants indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

       (c) It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the such Purchaser) promulgated by the Commission under the Securities Act depends on the satisfaction of various conditions, including the requirement that the Company or the Parent, as applicable, has been subject to the reporting requirements of Section 13 or
Section 15 of the Exchange Act for at least 90 days, and that, if applicable, Rule 144 affords the basis for sales only in limited amounts and that each of the Company and the Parent does not now qualify under Rule 144 and may not ever qualify.

       (d) It has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

       (e) It has been furnished with or has had access to the information it has requested from the Company and the Parent and has had an opportunity to discuss with the management of the Company the business and financial affairs of the Parent, the Company and their respective Subsidiaries, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities or privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto; provided, however, that the foregoing shall in no way affect, diminish or derogate from the representations and warranties made by the Company and the Parent hereunder or the right of such Purchaser to rely thereon and to seek indemnification hereunder.

       (f) The execution and delivery of this Agreement and the other Investment Documents to which it is a party have been duly authorized by all necessary action of the Purchaser, do not conflict with or result in a breach of any of the Purchaser's governing documents or any Contractual Obligation or any Requirement of Law and constitute legal, valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

SECTION 8. COVENANTS. Each of the Parent and the Company, jointly and severally, covenants and agrees with the Holders that, until the payment in full of all principal and interest under the Notes together with all Obligations and all amounts then due and owing under the other Subdebt Documents:

       (a) Payment of Notes. The Company will duly and punctually pay the principal of, and interest and any premium on, any Note when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

       (b) Use of Proceeds. The Company will use the proceeds of the sale of the Notes and the Warrants solely for the purposes set forth on Schedule 6(x).

       (c) Compliance with Agreements. The Parent and the Company will perform and observe, and will cause each other Credit Party to perform and observe, all of their respective material obligations set forth in this Agreement and the other Subdebt Documents to which it is a party.

       (d) Maintenance of Office. Each of the Credit Parties will maintain its chief executive office in the locations set forth on Schedule 8(d), or at such other place in the United States of America as such Person shall designate upon written notice to the Holders, where notices, presentations and demands to or upon such Person in respect of the Subdebt Documents may be given or made.

       (e) Records and Accounts. Each of the Parent and the Company will (i) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage PricewaterhouseCoopers LLP or other Big Five Accounting Firm as the independent certified public accountants of the Credit Parties and will not permit more than 90 days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Parent, the Company and each of their Subsidiaries and the appointment in such capacity of another Big Five Accounting Firm.

       (f) Financial Statements, Certificates and Information. The Company will deliver to each of the Holders:

              (i) as soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheets of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated and consolidating statements of income and consolidated and consolidating statements of cash flow for such year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and certified as to consolidated statements by PricewaterhouseCoopers LLP or other Big Five Accounting Firm, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Holders for failure to obtain knowledge of any Default or Event of Default;

              (ii) as soon as practicable, but in any event not later than 45 days after the end of each of the first three fiscal quarters of the Company, copies of the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for the portion of the Fiscal Year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the consolidated financial position of the Parent and its Subsidiaries and the consolidating financial position of the Parent and each of the Significant Subsidiaries on the date thereof (subject to year-end adjustments in conformity with rules for interim financial reporting and lack of footnotes) (solely for the purposes of this clause (ii) consolidating reporting shall be limited to the Parent, the Company and Significant Subsidiaries);

              (iii) as soon as practicable, but in any event within 30 days after the end of each month in each Fiscal Year, unaudited monthly consolidated financial statements of the Parent and its Subsidiaries for such month, each prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial condition of the Parent, the Company and each of their Subsidiaries on the date thereof (subject to year-end adjustments in conformity with rules for interim financial reporting and lack of footnotes);

              (iv) simultaneously with the delivery of the financial statements referred to in subsections (i) and (ii) above, a Compliance Certificate with respect to the period covered by such financial statements together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Section 9 as of the last day of the period covered by such financial statements and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

              (v) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Commission or sent to the stockholders of the Company;

              (vi) not later than 90 days after the commencement of each Fiscal Year, the budget of the Parent, the Company and each of their Subsidiaries for such Fiscal Year; and

              (vii) from time to time such other financial data and information (including accountants, management letters) as the Holders may reasonably request so long as such requests do not cause an undue burden on the Company or its management.

       (g)    Notices.

              (i) Defaults. The Company will promptly notify the Holders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement, the Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation in a principal amount not less than $500,000 to which or with respect to which the Parent, the Company or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Company shall forthwith give written notice thereof to the Holders, describing the notice or action and the nature of the claimed default.

              (ii) Environmental Events. The Company will promptly give notice to the Holders (i) of any violation of any Environmental Law that the Parent, the Company or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that is reasonably likely to result in a Material Adverse Effect.

              (iii) Notice of Litigation and Judgments. The Parent and the Company will, and will cause each of their Subsidiaries to, give notice to the Holders in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Credit Parties or to which a Credit Party is or becomes a party involving an uninsured claim against a Credit Party that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Parent and the Company will, and will cause each of their Subsidiaries to, give notice to the Holders, in writing, in form and detail satisfactory to the Holders, within ten days of any judgment not covered by insurance, final or otherwise, against a Credit Party in an amount in excess of $1,000,000.

       (h) Corporate Existence; Maintenance of Properties. The Parent and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights and franchises and those of its Significant Subsidiaries except that to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order subject to ordinary wear and tear and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent or the Company, as the case may be, that may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8(h) shall prevent the Parent or the Company from discontinuing the operation and maintenance of any of its properties or those of their Subsidiaries if such discontinuance is, in the judgment of the Parent or Company, as the case may be, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Credit Parties on a consolidated basis.

       (i) Insurance. The Parent and the Company will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

       (j) Taxes. The Parent and the Company will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Parent or the Company on an individual basis or of the Credit Parties on a consolidated basis) imposed upon them and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Credit Party shall have set aside on its books adequate reserves with respect thereto; and provided further that the Credit Party will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

       (k)    Inspection of Properties and Books, etc.

              (i) General. The Parent and the Company shall permit the Holders' designated representatives to visit and inspect any of the properties of the Credit Parties, to examine the books of account of the Credit Parties (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Credit Parties with, to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Holders may reasonably request; provided, however, that the Holders shall endeavor to conduct all such visits, inspections, examinations and discussions shall be done by the Holders collectively as a group, and, provided, further, that, upon the occurrence of a Default or Event of Default, the preceding proviso shall no longer be in effect.

              (ii) Environmental Assessments. The Parent and the Company shall provide the Holders with copies of all environmental assessments and audits which are provided to the Agent and/or the Banks under the Credit Documents.

              (iii) Communication with Accountants. The Parent and the Company authorize the Holders to communicate directly with the Parent's and the Company's independent certified public accountants and authorizes such accountants to disclose to the Holders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Credit Parties; provided, however, that the Holders shall endeavor to conduct all such communications collectively as a group, and, provided, further, that, upon the occurrence of a Default or Event of Default, the preceding proviso shall no longer be in effect. At the request of the Holders, the Parent or the Company, as the case may be, shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
       Section 8(k)(iii).

       (l) Compliance with Laws, Contracts, Licenses, and Permits. The Parent and the Company will, and will cause each of their Subsidiaries (i) to comply with the provisions of their charter documents and by-laws, and (ii) except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect, to comply with (A) the applicable laws and regulations wherever their business is conducted, including all Environmental Laws, (B) all agreements and instruments by which they or any of their properties may be bound and (C) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any Governmental Authority shall become necessary or required in order that a Credit Party may fulfill any of its Obligations hereunder or any of the other Subdebt Documents to which such Credit Party is a party, each of the Parent, and the Company will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Credit Party to obtain such authorization, consent, approval, permit or license and furnish the Holders with evidence thereof.

       (m) Employee Benefit Plans. The Parent or the Company, as applicable, will (i) promptly upon request of the Holders, furnish to the Holders a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan (ii) promptly upon receipt or dispatch, furnish to the Holders any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA and (iii) promptly upon learning of any action, event, or circumstance which would give rise to a violation of
Section 10(i) hereof if the definition of Guaranteed Pension Plan for purposes of that Section included plans of ERISA Affiliates, furnish to the Holders a written notice from the Chief Financial Officer of the Company describing such plan and that action, event or circumstances, and such other information as the Holders may request.

       (n) Further Assurances. The Parent and the Company will, and will cause each of their Subsidiaries to, cooperate with the Holders and execute such further instruments and documents as the Holders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Subdebt Documents.

       (o) Additional Subsidiaries. If, after the Initial Closing Date, a Credit Party creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Holders of such creation or acquisition, as the case may be, and provide the Holders with an updated Schedule 6(b) and take all other action required by Section 8(p) hereof.

       (p) New Guarantors. The Company and the Parent will cause each Domestic Subsidiary created, acquired or otherwise existing, on or after the Initial Closing Date to immediately become a Subsidiary Guarantor and shall cause such Domestic Subsidiary to execute and deliver to the Holders, (i) a joinder to the Subsidiary Guaranty, and (ii) further instruments and documents as the Holders may require in order to guarantee the payment in full of the Notes, together with legal opinions in form and substance satisfactory to the Holders to be delivered to the Holders opining as to authorization, validity and enforceability of such Subsidiary Guaranty.

SECTION 9. FINANCIAL COVENANTS. Each of the Parent and the Company, jointly and severally, covenants and agrees with the Holders that, until the payment in full of all principal and interest under the Notes together with all Obligations and all amounts then due and owing under the other Subdebt Documents:

       (a) Leverage Ratio. The Company will not, as of the end of any Reference Period ending on October 28, 2000 or on the last day of any Fiscal Quarter described in the table set forth below, permit the Leverage Ratio for such Reference Period to exceed the ratio set forth opposite such date or Fiscal Quarter in such table:

               --------------------------------- --------------------------
                           QUARTER                         RATIO
               --------------------------------- --------------------------
                       October 28, 2000                  5.50:1.00
               --------------------------------- --------------------------
                          FQ 2 2001                      5.50:1.00
               --------------------------------- --------------------------
                          FQ 3 2001                      5.50:1.00
               --------------------------------- --------------------------
                          FQ 4 2001                      5.25:1.00
               --------------------------------- --------------------------
                          FQ 1 2002                      5.25:1.00
               --------------------------------- --------------------------
                          FQ 2 2002                      5.25:1.00
               --------------------------------- --------------------------
                          FQ 3 2002                      5.25:1.00
               --------------------------------- --------------------------

               --------------------------------- --------------------------
                           QUARTER                         RATIO
               --------------------------------- --------------------------
                          FQ 4 2002                      5.00:1.00
               --------------------------------- --------------------------
                          FQ 1 2003                      4.75:1.00
               --------------------------------- --------------------------
                          FQ 2 2003                      4.75:1.00
               --------------------------------- --------------------------
                          FQ 3 2003                      4.75:1.00
               --------------------------------- --------------------------
                          FQ 4 2003                      4.50:1.00
               --------------------------------- --------------------------
                          FQ 1 2004                      4.25:1.00
               --------------------------------- --------------------------
                          FQ 2 2004                      4.25:1.00
               --------------------------------- --------------------------
                          FQ 3 2004                      4.25:1.00
               --------------------------------- --------------------------
                          FQ 4 2004                      4.25:1.00
               --------------------------------- --------------------------
                          FQ 1 2005                      4.00:1.00
               --------------------------------- --------------------------
                          FQ 2 2005                      4.00:1.00
               --------------------------------- --------------------------
                          FQ 3 2005                      4.00:1.00
               --------------------------------- --------------------------
                          FQ 4 2005                      3.75:1.00
               --------------------------------- --------------------------
                          Thereafter                     3.50:1.00
               --------------------------------- --------------------------

       (b) Fixed Charge Coverage. The Parent and the Company will not, as of the end of any Reference Period ending on or after December 30, 2000, permit the ratio of Consolidated Operating Cash Flow for such Reference Period to Consolidated Fixed Charges for such Reference Period to be less than 1.0:1.

SECTION 10. NEGATIVE COVENANTS. Each of the Parent and the Company, jointly and severally, covenants and agrees with the Holders that, until the payment in full of all principal and interest under the Notes together with all Obligations and all amounts due and owing under the other Subdebt Documents:

       (a) Restrictions on Indebtedness. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

              (i) Senior Indebtedness incurred under and pursuant to the Credit Documents up to an aggregate principal amount of up to (A) $200,000,000, or (B) such greater principal amount as is permitted pursuant to the provisions of Section 10(r) and Section 11(f);

              (ii) Indebtedness of the Company and its Subsidiaries resulting from endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

              (iii)  the Notes, the Subsidiary Guaranty and the Parent Guaranty;

              (iv) purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Parent, the Company or any of their Subsidiaries or under any Capitalized Lease, and any refunding, refinancing, modification and amendment thereof, which does not have the effect of increasing the principal amount thereof (or accreted value thereof) plus accrued and unpaid interest on the Indebtedness so refunded, refinanced, modified or amended (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness repaid), provided that such Indebtedness is incurred within 90 days following such acquisition, it does not exceed 100% of the purchase price thereof and the aggregate principal amount of such Indebtedness of the Parent, the Company and each of their Subsidiaries shall not exceed the outstanding aggregate principal amount of $5,000,000 at any one time, and provided, further, that the aggregate principal amount of Indebtedness permitted under Section 10(a)(iv), Section 10(a)(xi)(A), Section 10(a)(xv) and
       Section 10(a)(xvi) shall not collectively exceed the amount of $20,000,000 at any one time;

              (v) Indebtedness existing on the date of this Agreement and listed and described on Schedule 10(a) hereto; and any refunding, refinancing, modification and amendment thereof, which does not have the effect of increasing the principal amount thereof (or accreted value thereof) plus accrued and unpaid interest on the Indebtedness so refunded, refinanced, modified or amended (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness repaid) and which is otherwise on terms and conditions not materially less favorable to the Company, its Subsidiaries, and the Holders than the terms of the Indebtedness being refinanced; provided, that, any refunding, refinancing, modifications and amendments of any Transaction Debt listed on Schedule 10(a) shall be on terms no less materially favorable to the Company, the Subsidiaries or the Holders, as reasonably determined by the Holders, than the terms of the Indebtedness being refinanced (other than as specifically contemplated by the Merger Agreement to occur on or prior to the Second Closing Date);

              (vi) subordinated unsecured Indebtedness of the Parent to the Sponsor and its Affiliates in an aggregate principal amount (when incurred) not to exceed $10,000,000 at any time outstanding, the terms and conditions of which either (A) shall be reasonably satisfactory to the Holders or (B) shall be expressly subordinated and junior in right and time of payment to the Obligations and that is evidenced by written agreement(s) which provide, at a minimum, that such Indebtedness (1) shall bear interest which is only payable in kind and not in cash until after the Subdebt Maturity Date, (2) shall not require any payment of principal (scheduled, by maturity or otherwise) prior to 91 days after the Subdebt Maturity Date and (3) shall have covenants that, taken as a whole, are materially less restrictive than those contained in this Agreement;

              (vii) Indebtedness of the Company, the Parent (solely to the extent permitted under Section 10(e)) or a Domestic Subsidiary, to the Company or the Parent or another Domestic Subsidiary of either the Company or the Parent, so long as such Indebtedness is subordinated to the prior payment in full of the Obligations pursuant to terms of the Intercompany Subordination Agreement;

              (viii) Indebtedness of a Foreign Subsidiary to (A) another Foreign Subsidiary, (B) the Parent, so long as the underlying loan is funded solely with the proceeds of the Indebtedness described in subparagraph
       (vi) above or funded with an equity investment in the Parent, or (C) the Company or a Domestic Subsidiary of the Company, so long as (1) such Indebtedness is subordinated to the prior payment in full of the Obligations pursuant to terms of the Intercompany Subordination Agreement and (2) the aggregate principal amount of all Indebtedness on or after the Initial Closing Date under this Section 10(a)(viii)(C) does not exceed in each case, in the aggregate outstanding at any one time, the sum of (x) $10,000,000 with respect to the Indebtedness solely of Bell Canada, plus (y) $3,000,000 with respect to the Indebtedness of any Significant Foreign Subsidiaries (including Bell Canada);

              (ix) (A) prior to the Second Closing Date, Indebtedness under the Indenture Notes, the Convert Notes, the 14% Discount Notes and the 18% Debentures and (B) on and after, and only to the extent not repurchased on, the Second Closing Date, Indebtedness under the Indenture Notes, the Convert Notes and the 18% Discount Notes; provided that no Indebtedness under the Convert Notes shall exist after November 15, 2000;

              (x) Indebtedness under any Hedging Agreement permitted to be maintained under the Credit Agreement.

              (xi) (A) Indebtedness (including Acquired Indebtedness) either acquired or incurred in connection with Permitted Acquisitions or Permitted Foreign Acquisitions, the terms and conditions of which may be senior secured to or parri passu in right of payment with the Obligations, in an aggregate principal amount not to exceed $7,500,000 at any time outstanding, (B) unsecured Indebtedness either acquired or incurred in connection with Permitted Acquisitions or Permitted Foreign Acquisitions after the date hereof of any equity interest in, or assets of any Person, the terms and conditions of which may be parri passu in right of payment with the Obligations, in an aggregate principal amount not to exceed $2,500,000 at any time outstanding, and (C) junior subordinated unsecured Indebtedness, either acquired or incurred in connection with Permitted Acquisitions or Permitted Foreign Acquisitions after the date hereof of any equity interest in, or assets of any Person, the terms and conditions of which shall be expressly subordinate in right of payment and other rights to the Obligations, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided, however, that the aggregate principal amount of Indebtedness permitted under Section 10(a)(iv),
       Section 10(a)(xi)(A), Section 10(a)(xv) and Section 10(a)(xvi) shall not collectively exceed the amount of $20,000,000 at any one time;

              (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

              (xiii) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with a Permitted Asset Disposition, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness not exceed the amounts set aside by the Company or a Subsidiary of the Company as a reserve, in accordance with GAAP, other than such Indebtedness which is not reflected on the balance sheet of the Company or any Subsidiary or referenced in a footnote to financial statements and not otherwise reflected on the balance sheet, against any liabilities associated with such Permitted Asset Disposition including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such Permitted Asset Disposition;

              (xiv) Indebtedness of the Company or any of its Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts;

              (xv) additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $6,000,000 at any one time outstanding; provided, however, that the aggregate outstanding principal amount of Indebtedness permitted under Section 10(a)(iv), Section 10(a)(xi)(A), Section 10(a)(xv) and Section 10(a)(xvi) shall not collectively exceed the amount of $20,000,000 at any one time outstanding; and

              (xvi) Indebtedness of the Foreign Subsidiaries (excluding any intercompany debt permitted under clause (viii), but including any existing Indebtedness scheduled under clause (v)) in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding; provided, however, that the aggregate principal amount of Indebtedness permitted under Section 10(a)(iv), Section 10(a)(xi)(A),
       Section 10(a)(xv) and Section 10(a)(xvi) shall not collectively exceed the amount of $20,000,000 at any one time.

Notwithstanding the foregoing, neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, create, incur, assume, or guarantee, contingently or otherwise, with respect to any Indebtedness under Section 10(a)(iv), Section 10(a)(xi)(A), Section 10(a)(xi)(B) and Section 10(a)(xv) after a Default or an Event of Default has occurred and is continuing. Notwithstanding Sections 10(a)(i)-(xvi), the Parent, the Company and each of their Subsidiaries shall not at any time incur Indebtedness in excess of the levels permitted under the covenants contained in Section 4.10 of the Indenture, for so long as such covenants are in full force and effect. All Indebtedness incurred hereunder is intended to be Indebtedness incurred under the first paragraph of Section 4.10 of the Indenture.

       (b) Additional Limitations on Indebtedness. Notwithstanding the provisions of Section 10(a), the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness arising under the Credit Agreement and senior in any respect in right of payment to any Indebtedness arising under the Subdebt Documents (including the Obligations).

       (c)    Restrictions on Liens.

              (i) Permitted Liens. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, (A) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (B) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (C) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement;
       (D) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors;
       (E) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that the Parent or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                     (1) liens in favor of the Parent or the Company on all or part of the assets of their Subsidiaries securing Indebtedness owing by such Subsidiaries to the Parent or the Company;

                     (2) subject to Section 8(j), liens to secure taxes, assessments and other government charges in respect of obligations not overdue or being contested in good faith or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith and for which reserves have been set aside on the books of such Person;

                     (3) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                     (4) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Parent or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                     (5) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, (x) in existence less than 160 days from the date of creation thereof in respect of obligations not overdue or (y) if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent, the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; provided that the Parent, the Company and each Subsidiary of the Parent or the Company will pay any such claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

                     (6) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Parent, the Company and each of their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Company individually or of the Parent, the Company and each of their Subsidiaries on a consolidated basis;

                     (7)    liens existing on the date hereof and listed on
              Schedule 10(c) hereto;

                     (8) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Sections 10(a)(iv) and (xv), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired (and the proceeds thereof);

                     (9) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

                     (10) liens securing Senior Indebtedness under the Credit Documents and obligations under the Hedging Agreements;

                     (11) liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

                     (12) transfers of receivables permitted by Section 10(f)(ii) only to the extent such transfer constitutes a "true sale";

                     (13) liens securing Indebtedness of the type and amount permitted by Section 10(a)(xi)(A); provided that (A) such liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the occurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; and
              (B) such liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are not more materially favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

                     (14) liens arising from filing Uniform Commercial Code financing statements regarding operating leases limited to those assets which are the subject of the operating leases and statutory landlord's liens not securing Indebtedness;

                     (15) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

                     (16) liens securing Indebtedness of Foreign Subsidiaries permitted by Section 10(a)(xvi);

                     (17) liens securing Indebtedness of Permitted Acquisitions in accordance with Section 10(a)(xi)(A) and Permitted Foreign Acquisitions in accordance with Section 10(a)(xi); and

                     (18) liens securing Indebtedness permitted by Section 10(a)(xv) solely to the extent such Indebtedness constitutes Indebtedness which is permitted in Sections 10(a)(i), 10(a)(iv), 10(a)(viii), 10(a)(x), 10(a)(xi) or 10(a)(xvi).

       (d) Restrictions on Investments. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

              (i) Investments in marketable direct or guaranteed obligations of the United States of America or any OECD country that mature within one year from the date of purchase by the Company;

              (ii) Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or banks organized under the laws of any OECD country having total assets in excess of $1,000,000,000;

              (iii) Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof or any OECD country that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Ratings Group;

              (iv)   Investments existing on the date hereof and listed on
       Schedule 10(d) hereto;

              (v)    Investments with respect to Indebtedness permitted by
       Section 10(a)(vii) so long as such entities (if not the Company or the Parent) remain Domestic Subsidiaries of the Company;

              (vi) (A) Investments not to exceed in the aggregate outstanding at any one time the sum of (1) $10,000,000 with respect to (x) any Investments in connection with Indebtedness permitted under Section 10(a)(viii)(C) plus (y) any other Investments solely in Bell Canada and
       (2) $5,000,000 with respect to (x) any Investments in connection with the Indebtedness permitted under Section 10(a)(viii)(C) plus (y) any Investments in Significant Foreign Subsidiaries (including Bell Canada), and (B) Investments by the Parent in any Significant Foreign Subsidiary solely with funds obtained from the Sponsor pursuant to Section 10(a)(vi), not to exceed $10,000,000 in the aggregate outstanding at any one time, in each case so long as such entities remain Foreign Subsidiaries;

              (vii) Investments consisting of the Parent Guaranty, the Subsidiary Guaranty or Investments by the Parent or the Company in any Domestic Subsidiary so long as such Domestic Subsidiary is a Guarantor hereunder;

              (viii) Investments consisting of promissory notes or other non-cash consideration received as proceeds of asset dispositions permitted by Section 10(f)(ii);

              (ix) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,750,000 in the aggregate at any time outstanding;

              (x) Investment consisting of loans to employees, directors and officers for the purchase of the capital stock of the Parent, not to exceed $1,250,000 in the aggregate outstanding at any time;

              (xi) other Investments (other than Investments in Foreign Subsidiaries) not to exceed the sum of $5,500,000 in the aggregate at any one time outstanding;

              (xii) Investments consisting of loans and advances to officers and employees relating to the corporate relocation to Dallas not to exceed $1,250,000 in the aggregate outstanding at any one time;

              (xiii) Investments in capital stock or other equity interests from any employee upon or related to termination of employment of such employee, the aggregate amount of which shall not exceed $1,250,000 in any Fiscal Year or $6,250,000 in the aggregate at any time outstanding;

              (xiv) Investment in securities of trade debtors or customers received in settlement of debts owing to the Company or any of its Subsidiaries as a result of bankruptcy or insolvency proceedings or a similar arrangement or upon the foreclosure or enforcement of any lien or other encumbrance, mortgage, pledge, charge, restriction or other security interest in favor of the Company or any Subsidiary; and

              (xv) Investments in Permitted Acquisitions or Permitted Foreign Acquisitions, and Investments held by such Persons at the time of acquisition, provided such Investments were not made by such acquired Persons in anticipation of such Permitted Acquisition or Permitted Foreign Acquisition.

Notwithstanding the foregoing, neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, make any Investments under Sections 10(d)(x), 10(d)(xi) and 10(d)(xiii) after a Default or an Event of Default has occurred and is continuing.

       (e) Distributions and Restricted Payments. None of the Parent, the Company nor any Subsidiary will make any Distributions or Restricted Payments other than: (i) Distributions or Restricted Payments (A) by any Subsidiary of the Company to the Company, and (B) solely to the extent funded by the Sponsor and its Affiliates to the Parent or its Subsidiaries after the Initial Closing Date for the purpose of an acquisition otherwise permitted under Section 10(f)(i) and not used by such Person for such purpose, in the amount of unused portion of such funding back to the Parent and then to the Sponsor and its Affiliates; (ii) Distributions contemplated by the Recapitalization not to exceed amounts previously disclosed to the Holders and amounts otherwise payable under the Advisory Agreement and distributions in connection with the payoff of the Convert Notes; (iii) so long as no Default under Section 12(a)(i) has occurred or is continuing or would result therefrom, payments of the Management Fee to the Sponsor which are due and payable pursuant to the Management Agreement, not to exceed in any Fiscal Year the greater of (x) $800,000 and (y) 2% of Consolidated EBITDA of the Company and each of its Subsidiaries determined as of the end of such Fiscal Year; provided, that so long as a Default



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


under Section 12(a)(i) is continuing, the payment of such Management Fee shall be suspended and shall accrue until such Default is no longer continuing or has been cured or waived in which case all accrued and unpaid Management Fee may be paid; (iv) Distributions in the form of cash dividends to the Parent to permit the Parent to pay income, franchise and other customary taxes and governmental levies owed or payable by the Parent or to Holdings, for payment of the consolidated tax liability of Holdings if and when required to be paid by Holdings in an amount equal to what would have been the Parent's "separate return" tax liability if its tax liability were determined on a non-consolidated basis, provided such dividends or payments shall not be made more than five Business Days prior to the date such payments are paid by the Parent; (v) so long as no Default under Section 12(a)(i) has occurred or is continuing or would result therefrom, Distributions to the Parent or Holdings to permit the Parent or Holdings to pay ordinary course fees and expenses (other than management fees) of the Parent or Holdings, provided such dividends or payments shall not be made more than five Business Days prior to the date such payments are paid by the Parent or Holdings and shall not exceed $300,000 in the aggregate in any Fiscal Year; (vi) payment of all transaction expenses of the Recapitalization in an aggregate amount not in excess of the amount previously disclosed to the Holders, (vii) payment of expenses of the Sponsor pursuant to the Management Agreement; (viii) Distributions in connection with Investments permitted under Sections 10(d)(ix), 10(d)(x), 10(d)(xii) and 10(d)(xiii) (officer and employee-related investments); and (ix) Distibutions which are transactions permitted under Section 10(l)(2) (purchase pursuant to shareholder, registration rights or purchase agreements scheduled hereunder).

       (f)    Mergers and Consolidations.

              (i) Mergers and Acquisitions. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any stock acquisition or acquisition of all or substantially all of the assets of any Person, product line or division (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (A) the merger or consolidation (including any voluntary dissolution or liquidation and the distribution of assets in connection therewith) of one or more of the Subsidiaries of the Parent with and into the Company, (B) the merger or consolidation (including any voluntary dissolution or liquidation and the distribution of assets in connection therewith) of (1) two or more Domestic Subsidiaries of the Parent (other than the Company) with each other or (2) two or more Foreign Subsidiaries of the Parent with each other, (C) any Permitted Acquisition or a Permitted Foreign Acquisition or (D) complies with the provisions of
       Section 4(c)(ii).

              (ii) Disposition of Assets. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, except (A) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices; (B) to the extent such transaction would be prohibited by this Section 10(f)(ii), the sale, transfer or other disposition of cash, marketable securities or cash equivalents, provided that the same is otherwise permitted under this Agreement; (C) the sale of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction; (D) the sale of assets by and among the Company and its Subsidiaries, to the extent the same is otherwise permitted under Section 10(l); (E) any Permitted Asset Dispositions; and (F) the sale of the Bell Racing Investment. Within 365 days after the receipt of any Net Cash Proceeds from a Permitted Asset Disposition, the Parent or the Company, as applicable, may apply such Net Cash Proceeds, at its option, (A) to permanently reduce Senior Indebtedness (and correspondingly reduce commitments with respect thereto in the case of any reduction of borrowings under the Credit Agreement),
       (B) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of this Agreement or (C) to reimburse the Parent or the Company or its Subsidiaries, as applicable, for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Cash Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement. Any Net Cash Proceeds from Permitted Asset Disposition that are not applied or invested as provided in the second sentence of this clause (ii) will be deemed to constitute "Excess Proceeds." Within ten Business Days of when the aggregate amount of Excess Proceeds exceeds $2,500,000, the Company shall make an asset sale offer (the "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to the Redemption Price, in accordance with the procedures set forth in this Agreement. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Notes shall be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

       (g) Sale and Leaseback. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary of the Company shall sell or transfer any property owned by it in order, then or thereafter, to lease such property or lease other property that the Company or any Subsidiary of the Company intends to use for substantially the same purpose as the property being sold or transferred.

       (h) Compliance with Environmental Laws. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law, or bring such Real Estate in violation of any Environmental Law, which could result in a Material Adverse Effect.

       (i) Employee Benefit Plans. Neither the Parent, the Company nor any ERISA Affiliate will:

              (i) knowingly engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Parent or any of its Subsidiaries; or

              (ii) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

              (iii) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to Section 302(f) or
       Section 4068 of ERISA; or

              (iv) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or
       Section 401(a)(29) of the Code; or

              (v) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $3,000,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities;

if, in the aggregate, the occurrence of any or all events in clauses (i) through
(v) above could have a Material Adverse Effect.

       (j) Business Activities. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Initial Closing Date and in related businesses or businesses complementary or ancillary thereto.

       (k) Fiscal Year. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, change its Fiscal Year.

       (l) Transactions with Affiliates. Except for (i) the transactions described in Section 6(s), (ii) transactions specifically permitted under Sections 10(a)(vii), 10(a)(viii), 10(d)(vi), 10(d)(ix), 10(d)(x), 10(d)(xii) and
10(d)(xiii), (iii) transactions by and among the Company and its Domestic Subsidiaries, (iv) transactions between (A) the Company or any Domestic Subsidiary and (B) Bell Canada or any other Significant Foreign Subsidiary, which transactions are not below cost, and (v) transactions among Significant Foreign Subsidiaries, neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services, reasonable fees, expenses and compensation paid to, and indemnity provided for, as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to the Company, the Parent or any Domestic Subsidiary than would have been obtainable on an arm's-length basis in the ordinary course of business, except for the following:

              (1) the agreements as in effect as of the Initial Closing Date and set forth on Schedule 10(l), or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, or any replacement agreement thereto so long as such amendment or replacement agreement in the opinion of the Required Holders is not on terms less favorable to any of the Holders or the Company in any material respect than the original agreement as in effect on the Initial Closing Date;

              (2) the existence of, or the performance by the Parent or any of its Subsidiaries of its obligations under the terms of, the shareholders' agreements, registration rights agreements or purchase agreements related thereto and set forth on Schedule 10(l), to which it is a party as of the Initial Closing Date; provided, however, that the existence of, or the performance by the Parent or any of its Subsidiaries of obligations under, any future amendment to any such existing agreement entered into after the Initial Closing Date shall only be permitted by this clause (ii) to the extent that the terms of any such amendments or new agreement in the opinion of the Required Holders are not on terms less favorable to any of the Holders or the Company in any material respect;

              (3) so long as no Event of Default is continuing, loans to officers and employees of the Parent and its Subsidiaries to purchase capital stock of the Parent or to exercise the management options permitted under Section 10(d)(x); and

              (4) the sale of capital stock of the Parent to Affiliates of the Parent.

       (m) Restrictions on Negative Pledges and Upstream Limitations. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to (i) enter into or permit to exist any arrangement or agreement (excluding the Credit Documents and the Subdebt Documents) which directly or indirectly prohibits the Parent, the Company or any of their respective Subsidiaries from creating, assuming or incurring any lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired or
(ii) enter into any agreement, contract or arrangement (other than the Credit Documents and the Subdebt Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind to the Company, to make loans, advances or other payments of whatsoever nature to the Company, or to make transfers or distributions of all or any part of its assets to the Company; in each case other than (A) (1) restrictions on specific assets which assets are the subject of purchase money security interests, (2) customary restrictions contained in leases, software licenses and joint venture agreements which restrict the assignment of such agreements and/or rights thereunder and restrictions contained in indentures and other licenses and agreements in existence on the Initial Closing Date, and (3) customary restrictions contained in contracts for the sale of goods which restrict the assignment of performance of such contracts, in each case entered in the ordinary course of business, (B) restrictions on the creation of Liens pursuant to agreements governing Indebtedness incurred as purchase money Indebtedness or Capitalized Lease obligations and any Indebtedness incurred to refinance such Indebtedness or obligations, provided that such restrictions are limited to the property or assets secured by such Liens and financed with such Indebtedness or obligations, and provided further, that such Liens and Indebtedness are permitted pursuant to Section 10(a)(iv) or Section 10(c)(i)(8), respectively, (C) as a result of applicable statutory restrictions, (D) the Senior Indebtedness, (E) agreements acquired in connection with a Permitted Acquisition or a Permitted Foreign Acquisition, provided such agreements were not entered into in anticipation or contemplation of such Permitted Acquisition or a Permitted Foreign Acquisition, (F) agreements in connection with Indebtedness of a Foreign Subsidiary permitted under Section 10(a)(xvi), which prohibit such Foreign Subsidiary from creating, assigning or incurring any lien upon its properties, revenues or assets, and (G) restrictions related to Indebtedness permitted under Section 10(a) or 10(m)(E), which are materially less restrictive than the restrictions contained in this Agreement.

       (n) Inconsistent Agreements. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Parent, the Company or any of their Subsidiaries of their respective obligations hereunder or under any of the Subdebt Documents (other than Credit Documents in effect on the date hereof, as amended in accordance with Section 11(f)).

       (o) Modification of Recapitalization Documents and Management Agreement. Neither the Parent nor the Company will, nor will either permit any of its Subsidiaries to, consent to or agree to any amendment, supplement or other modification to the Recapitalization Documents (other than the Transaction Debt in accordance with Section 10(p) and the Credit Documents in accordance with Section 10(r) and Section 11(f)), Management Agreement or either of the Advisory Agreements without the prior written consent of the Required Holders unless such amendment, supplement or modification would not have any material adverse effect on the Holders' rights under the Subdebt Documents or the Parent's, the Company's or any of their Subsidiaries' obligations under the Subdebt Documents.

       (p) Transaction Debt. Neither the Parent nor the Company will, nor will either permit any of is Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Transaction Debt or the 14% Discount Notes or prepay or purchase any of the Transaction Debt except with respect to the repayments of and amendment to the 11% Notes contemplated by Section 3(b), the refinancing of the 14% Discount Notes and the 18% Debentures in connection with the Second Closing and the repayment of the Convert Notes on or prior to November 15, 2000.

       (q) Conduct of Business. The Parent will not own any significant assets or conduct any activities, business or operations other than the ownership of 100% of the equity interests of the Company.

       (r) Increase in Senior Indebtedness. The Credit Parties shall not enter into any Contractual Obligation, or amend, replace, refinance, renew, extend or otherwise modify any existing Contractual Obligation, to:

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              (A)    increase (by fundings, commitments or otherwise) the
       aggregate principal amount of Senior Indebtedness from $200,000,000 to $205,000,000, unless (i) the Applicable Margin (as defined in the Credit Agreement in effect on the date hereof) shall not be increased in excess of 175 basis points over the highest rates set forth in the Credit Agreement (in effect as of the Initial Closing Date) plus any increased rate of interest chargeable following the occurrence of an Event of Default under the Credit Agreement (in effect as of the Initial Closing
       Date), (ii) the maturity date (or due date) for any Senior Indebtedness shall be before February 15, 2008, (iii) the remaining weighted average life of maturity for any Senior Indebtedness shall not be shortened by more than 30% of the weighted average life to maturity in effect at the time, (iv) immediately after giving effect to such amendment, replacement, refinance, renewal, extension or modification, no Default or Event of Default shall exist, and (v) none of the Credit Parties shall be the subject of any prohibition or limitation of making regularly scheduled payments of principal of and interest on the Notes (other than the existence (but not exercise) of the subordination provisions set forth in Section 11); or

              (B) (1) increase (by fundings, commitments or otherwise) the aggregate principal amount of Senior Indebtedness by $20,000,000, unless
       (i) the Applicable Margin (as defined in the Credit Agreement in effect on the date hereof) shall not be increased in excess of 175 basis points over the highest rates set forth in the Credit Agreement (in effect as of the Initial Closing Date) plus any increased rate of interest chargeable following the occurrence of an Event of Default under the Credit Agreement (in effect as of the Initial Closing Date), (ii) the maturity date (or due date) for any Senior Indebtedness shall be before February 15, 2008, (iii) immediately after giving effect to such amendment, replacement, refinance, renewal, extension or modification, no Default or Event of Default shall exist, (iv) none of the Credit Parties shall be the subject of any prohibition or limitation of making regularly scheduled payments of principal of and interest on the Notes (other than the existence (but not exercise) of the subordination provisions set forth in Section 11), and (v) the Company has elected (by giving written notice to the Holders no less than three days after such election) to use any of the Indebtedness baskets under Sections 10(a)(iv), 10(a)(xi), 10(a)(xv) or 10(a)(xvi) to incur Senior Indebtedness under the Credit Agreement, and, as consequence of such election, the available Indebtedness basket under the applicable subsection(s) of Section 10 set forth above shall be reduced on a dollar for dollar basis in accordance with the written notice (and the Company may correspondingly elect (by giving written notice to the Holders no less than three days after such election) to not incur Senior Indebtedness under the Credit Documents in accordance with this Section 10(r)(B)(1)(iv) and the Indebtedness baskets under Sections 10(a)(iv), 10(a)(xi), 10(a)(xv) and 10(a)(xvi), as applicable, shall be reinstated on a dollar for dollar basis); or

              (B) (2) increase (by fundings, commitments or otherwise) the aggregate principal amount of Senior Indebtedness in excess of $200,000,000, unless (i) the Applicable Margin (as defined in the Credit Agreement in effect on the date hereof) shall not be increased in excess of 175 basis points over the highest rates set forth in the Credit Agreement (in effect as of the Initial Closing Date) plus any increased rate of interest chargeable following the occurrence of an Event of Default under the Credit Agreement (in effect as of the Initial Closing
       Date), (ii) the maturity date (or due date) for any Senior Indebtedness shall be before February 15, 2008, (iii) the remaining weighted average life of maturity for any Senior Indebtedness shall not be shortened by more than 30% of the weighted average life to maturity in effect at the time, (iv) immediately after giving effect to such amendment, replacement, refinance, renewal, extension or modification, no Default or Event of Default shall exist, (v) none of the Credit Parties shall be the subject of any prohibition or limitation of making regularly scheduled payments of principal of and interest on the Notes, and (vi) the Leverage Ratio does not exceed 3.25:1.00 before and after giving effect to such increase in Senior Indebtedness on a Pro Forma Basis.

SECTION 11. SUBORDINATION

       (a) Notes Subordinated to the Senior Indebtedness. Notwithstanding anything in this Agreement or the Notes to the contrary, the Company, for itself and its successors, and each Holder, by its acceptance of the Notes, agrees that on the terms and conditions herein (i) the payment of the principal of and interest on the Notes or any Obligations and (ii) any payment on account of the acquisition or redemption (including, without limitation, premiums, liquidated damages, fees, expenses and indemnities) of the Notes by the Company is subordinated, to the extent and in the manner provided in this Section 11, to the prior payment in full in cash of all the Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of the Senior Indebtedness. This Section 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of the Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

       (b)    No Payment on Notes in Certain Circumstances.

              (i) No payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes or any Obligations or to defease or acquire any of the Notes for cash or property, or on account of the redemption provisions of the Notes during the period (the "Indefinite Blockage Period") beginning on the date of any default in payment (a "Payment Default") of any principal of, premium, if any, or interest on any Senior Indebtedness or any obligation owing under or in respect of Senior Indebtedness, and ending on the earliest of (A) the date that all Senior Indebtedness is paid in full in cash, (B) the date on which the Senior Indebtedness to which such Payment Default relates is paid in full in cash or such default is cured, and (C) the date on which such Payment Default is waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness (or any requisite percentage thereof).

              (ii) If an event of default other than a Payment Default (an "Other Default") with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which it is outstanding, has occurred, is continuing and permits the holders (or any requisite percentage thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then during the period (the "Payment Blockage Period") commencing on the date that the

       Company and the Holders receive written notice (a "Default Notice") of such Other Default from the holders of Senior Indebtedness (or the Agent) and ending on the earliest of: (A) 179 days after such date, (B) the date, if any, on which the Senior Indebtedness to which such Other Default relates is paid in full in cash or such Other Default is cured or waived in writing in accordance with the instruments governing such Senior Indebtedness by the holders of such Senior Indebtedness (or any requisite percentage thereof), and (C) the date on which the Company and the Holders of the Notes receive from the holders of such Senior Indebtedness (or their representative) that commenced the Payment Blockage Period (or other Holders of the Notes comprising the requisite percentage thereof) written notice that the Payment Blockage Period has been terminated, no payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Notes or any Obligations, or to defease or acquire any of the Notes for cash or property, or on account of the redemption provisions of the Notes or on account of any fees and expenses relating to the Notes or this Agreement. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any period of 365 consecutive days.

       (iii) For purposes of this Agreement, the term "Standstill Period" shall mean a period which commences on the commencement date of any Indefinite Blockage Period or the date that the Company and the Holders of the Notes receive a Default Notice, as the case may be, and ends on the earliest to occur of (A) the termination of the Indefinite Blockage Period relating to such Payment Notice or the termination of the Payment Blockage Period relating to such Default Notice, as the case may be, (B) the acceleration of the Senior Indebtedness to which such Payment Notice or Default Notice, as the case may be, relates, (C) an Event of Default specified in clause (a)(vi) or (a)(vii) of Section 12, (D) 179 days after the commencement date of any Indefinite Blockage Period or the receipt by the Company and the Holders of the Notes of such Default Notice, as the case may be, (E) the waiver or amendment by or on behalf of the lenders under the Credit Documents (or any requisite percentage thereof) of the restrictions, during such Standstill Period, on asset sales or dispositions or an Initial Public Offering by the Company or any of its Subsidiaries so as to permit the Company or any of its Subsidiaries to transfer or apply the Net Cash Proceeds from such asset sales or dispositions or an Initial Public Offering to or for the benefit of any holders of long-term Indebtedness of the Company or its Subsidiaries other than to repay obligations under the Credit Documents, (F) the waiver or amendment, during such Standstill Period, by or on behalf of the lenders under the Credit Documents (or any requisite percentage thereof) of the prohibition on the creation or existence of liens on property, revenue or assets of the Company or any of its Subsidiaries so as to permit the creation or existence of liens (including judgment liens) securing payment of Indebtedness of the Company or any of its Subsidiaries which ranks pari passu with the Notes or is subordinate or junior in right of payment to the Notes, (G) assets constituting more than 10% of the aggregate assets (calculated on a book-value basis) of the Company and its Subsidiaries are sold or otherwise disposed of (other than to a Person which is either wholly-owned by the Company or a wholly-owned Subsidiary thereof) outside of the ordinary course of business for less than fair value or an agreement or other arrangement for such sale or disposition is entered into, the Board of Directors of the Company or such Subsidiary authorizes or approves such agreement, arrangement, sale or disposition, (H) any payment or distribution of any character (other than payments of trade payables, capitalized leases and accrued expenses in the ordinary course of business), whether in cash, securities or other property of the Company or any of its Subsidiaries shall be made to or received by any holder of any indebtedness which is on the same level of priority with or junior and subordinate in right of payment to the Notes or an agreement or other arrangement for such payment or distribution is entered into, or the Board of Directors of the Company or any Subsidiary authorizes or approves such agreement, arrangement, payment or distribution or (I) such time as the holders of Senior Indebtedness (or any requisite percentage thereof) consent in writing to the termination of the Standstill Period. In addition, any Holder of Notes may take any action to the extent necessary in order to toll the running of any applicable statute of limitations that might otherwise prevent such Holder from making claims in respect of, or to otherwise preserve such Holder's rights with respect to, the Notes. During the Standstill Period, such Holders shall be prohibited from accelerating the Notes and shall be prohibited from enforcing any of their default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of any involuntary bankruptcy petition against the Company) until the Standstill Period relating to such Indefinite Blockage Period or Default Notice, as the case may be, shall cease to be in effect. Upon the termination of any Standstill Period, then the Holders of the Notes may (subject to Section 11(b)(iv) below), at their sole election, exercise any and all remedies (including acceleration of the maturity of the Notes) available to them under this Agreement or applicable law; provided that the Indefinite Blockage Period or the Payment Blockage Period, as the case may be, (if not also terminated) shall continue for its full period notwithstanding the termination of the Standstill Period. Notwithstanding the foregoing, during any consecutive 365-day period, (i) there may be no more than two Standstill Periods and (ii) the aggregate number of days in which Standstill Periods are in effect shall not exceed 179 days.

              (iv) In furtherance of the provisions of Section 11(a), in the event that, notwithstanding the foregoing provisions of this Section 11(b), any payment or distribution of assets on account of principal of, premium, if any, or interest on the Notes or Obligations or to defease or acquire any of the Notes for cash, property or securities, or on account of the redemption provisions of the Notes shall be made by the Company and received by any Holder, at a time when such payment or distribution was prohibited by the provisions of this Section 11(b) then, unless such payment or distribution is no longer prohibited by this Section 11(b), such payment or distribution shall be received and held in trust by such Holder for the benefit of the holders of the Senior Indebtedness, and shall be promptly paid or delivered by such Holders (and in any event within [four] Business Days of receipt thereof) to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, ratably according to the aggregate amounts on account of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full in cash, of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions, to or for the holders of such Senior Indebtedness.



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       The Company shall give written notice to the Holders within three days of receipt of notice of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Holders shall give written notice to the Agent of any Default or Event of Default hereunder, and any cure or waiver thereof, and five Business Days prior written notice to the Agent of any acceleration or enforcement action hereunder.

       (c) Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization. Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

              (i) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash of the Senior Indebtedness, before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes, fees, expenses, liquidated damages or indemnities (other than principal, interest or premium paid with in-kind securities);

              (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than principal, interest or premium paid with in-kind securities), to which the Holders would be entitled except for the provisions of this Section 11, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

              (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders on account of principal of, premium, if any, or interest on the Notes, fees, expenses, liquidated damages or indemnities (other than principal, interest or premium paid with in-kind securities), as the case may be, before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust by such Holder for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

       The Company shall give written notice to the Holders within three days of receipt of notice of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

       (d) Noteholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

              (i) Subject to the payment in full of in cash all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full in cash, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this
       Section 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company, to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness , on the other hand.

              (ii) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 11 shall have been applied, pursuant to the provisions of this Section 11, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of the Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

       (e) Obligations of the Company Unconditional. Nothing contained in this Section 11 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or in the Notes prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11, of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy or other restrictions set forth in this Section 11. Notwithstanding anything to the contrary in this Section 11 or elsewhere in this Agreement or in the Notes, upon any distribution of assets of the Company referred to in this
Section 11, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 11.




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


       (f) Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of the Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Section 11 shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms of this Agreement. The holders of the Senior Indebtedness, may amend, replace, refinance, renew, extend or modify the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company all without affecting the liabilities and obligations of the parties to this Agreement or the Holders; provided that, immediately after giving effect to the occurrence of any of the foregoing, all of the following conditions are met:

              (i) the Applicable Margin (as defined in the Credit Agreement in effect on the date hereof) shall not be increased in excess of 175 basis points over the highest rates set forth in the Credit Agreement (in effect as of the Initial Closing Date) plus any increased rate of interest chargeable following the occurrence of an Event of Default under the Credit Agreement (in effect as of the Initial Closing Date);

              (ii) the maturity date (or due date) for any principal amount of Senior Indebtedness shall not be on or after February 15, 2008; and

              (iii) the remaining weighted average life of maturity of any Senior Indebtedness shall not be shortened by more than 30% of the remaining weighted average life of maturity in effect at the time;

provided, further, that nothing in clauses (i) through (iii) above shall be construed to restrict the administration or other matters of a ministerial nature with respect to the Senior Indebtedness.

       (g) Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Section 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under this Agreement or in any way prevent the Holders from exercising any right hereunder other than as provided in this Section 11.

       (h) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Insolvency Event occurs, the Holders shall duly and promptly take such action as the holder of the Senior Indebtedness of the Agent may request to collect any payment with respect to the Subordinated Debt or the Notes for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Subordinated Debt and the Notes. Upon the failure of any Holder to take any such action as of the 30th Business Day preceding the bar date therefor, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name, by the Agent or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Agreement or the Notes and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of such Holder with respect to this Agreement or the Notes. Notwithstanding the foregoing, neither the Agent nor any holder of any Senior Indebtedness shall have any right whatsoever to vote any claim that the Holders may have in such proceeding to



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accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension; provided that the Holders shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any such collateral or guaranties or (iii) the Holders' obligations and agreements set forth in this
Section 11.

SECTION 12. EVENTS OF DEFAULT.

       (a) Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

              (i)    Payment Defaults.

                     (A) The Company fails to make payment of or repurchase any principal on any Note when the same shall become due and payable whether at maturity or a date fixed for prepayment or by acceleration or otherwise; or

                     (B) The Company fails to make payment of any interest on any Note or any fees provided for hereunder or under any Note when the same shall become due and payable, and such failure continues for a period of five Business Days;

              (ii)   Default in Other Agreements.

                     (A) An Event of Default (as defined in the Credit Agreement) under the Credit Agreement occurs and, as a consequence thereof, any or all of the Senior Indebtedness has become, or has been declared, due and payable before its stated maturity by acceleration or otherwise; or

                     (B) The failure of the Company or any other Credit Party to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Senior Indebtedness arising under the Credit Documents), or breach or default of the Company or any of its Subsidiaries with respect to any Indebtedness (other than the Senior Indebtedness arising under the Credit Documents and other than any defaults arising solely as a result of defaults under the Senior Indebtedness), if the effect of such breach or default is to cause or to permit the holder or holders then to cause, such Indebtedness having an amount, individually or in the aggregate, in excess of $5,000,000 to become or be declared due or to be prepaid, redeemed, purchased or defeased prior to their stated maturity by acceleration or otherwise;

              (iii) Breach of Certain Provisions. The failure of the Company or the Parent to perform or comply with any term or condition contained in Sections 8(a), 8(b), 8(g)(i), the first sentence of 8(h) (as it relates to the Parent or the Company), 8(k) (as it relates to the Parent or the Company), 8(o), 8(p), 9 or 10 (other than 10(h) and 10(o));



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

              (iv) Breach of Warranty. Any representation, warranty, certification or other statement made by the Company, the Parent or any of their Subsidiaries in any Subdebt Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Subdebt Document is false in any material respect on the date made;

              (v) Other Defaults Under Subdebt Documents. The Company, the Parent or any of their Subsidiaries defaults in the performance of or compliance with any term contained in any Subdebt Documents and such default is not remedied or waived within 15 days after the earlier of receipt by the Company of notice from any Holder or any responsible officer of the Company obtains knowledge of such default (other than occurrences described in other provisions of this Section 12(a) for which a different grace or cure period is specified or which constitute immediate Events of Default);

              (vi) Involuntary Bankruptcy; Appointment of Receiver, Etc. A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent, the Company or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Parent, the Company or any Subsidiary of the Parent or the Borrower in an involuntary case under the Bankruptcy Code as now or hereafter constituted;

              (vii) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Parent, the Company or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Parent, the Company or any of their Subsidiaries or of any substantial part of the assets of the Parent, the Company or any of their Subsidiaries or shall commence any case or other proceeding relating to the Parent, the Company or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Parent, the Company or any of their Subsidiaries and the Parent, the Company or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within 45 days following the filing thereof;

              (viii) Governmental. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any material part of the assets of the Company, the Parent or any of their Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Liens);

              (ix) Judgment and Attachments. Any money judgment(s), writ(s) or warrant(s) of attachment, execution or similar process in excess of an aggregate of $4,000,000 (to the extent not covered by insurance) is entered or filed against the

       Company, the Parent or any of their Subsidiaries, or any of their respective assets, and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

              (x) Dissolution. Any order, judgment or decree is entered against the Company, the Parent or any of their Significant Subsidiaries (other than Foreign Subsidiaries) decreeing the dissolution or split up of the Company, the Parent or any of their Subsidiaries (other than Foreign Subsidiaries) and such order remains undischarged or unstayed for a period in excess of 15 days (excluding any voluntary dissolution or liquidation and the distribution of assets in connection therewith to the Company or any Subsidiaries thereof or as permitted by Section 10(f)); or any order, judgment or decree is entered against any Foreign Subsidiary directing the dissolution or split up of such Foreign Subsidiary and such order remains undischarged or unstayed for a period in excess of 30 days (excluding any voluntary dissolution or liquidation and the distribution of assets in connection therewith to the Company or any Subsidiaries thereof or as permitted by Section 10(f));

              (xi) Injunction. The Company, the Parent or any Subsidiary is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or any material part of its business and such order continues for more than 30 days;

              (xii) ERISA; Pension Plans. (A) The Company, the Parent or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Plans or any applicable provisions of the Code, any such Person is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (B) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (C) any employee benefit plan loses its status as a qualified Plan under the Code that results in or could reasonably be expected to result in a Material Adverse Effect;

              (xiii) Environmental Matters. The Company, the Parent or any of their Subsidiaries fails to: (A) obtain or maintain any operating licenses or permits required by environmental authorities; (B) begin, continue or complete any remediation activities as required by any environmental authorities; (C)store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (D) comply with any other environmental laws; if any of the foregoing failures could reasonably be expected to have a Material Adverse Effect;

              (xiv) Invalidity of Subdebt Documents. Any of the Subdebt Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or the Company, the Parent or any of their Subsidiaries denies that it has any further liability under any material provision of any of the Subdebt Documents to which it is party, or gives notice to such effect;

              (xv) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any material assets of the Company, the Parent and their Subsidiaries, taken as a whole, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company, the Parent or any of their Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; and

              (xvi) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company, the Parent or any of their Subsidiaries, or any other action shall be taken by any Governmental Authority in response to any alleged failure by the Company, the Parent or any of their Subsidiaries to be in compliance with applicable Requirements of Law if such loss, suspension, revocation or failure to renew or action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

then (A) if such event is an Event of Default specified in subsections (vi) and
(vii) of this Section 12(a) (insofar as such subsections relate to the Parent, the Company or any Significant Subsidiary), all of the Notes shall automatically become immediately due and payable, together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (ii) if such event is any other Event of Default, the Required Holders may, at their option, declare by notice in writing to the Company all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The principal amount of the Notes payable upon an Event of Default and acceleration pursuant to this Section 12 shall be an amount equal to the Redemption Price of the outstanding principal amount of the Notes.

       (b) Other Remedies. If any Event of Default shall occur and be continuing, subject to the provisions of Section 11, any Holder may proceed to protect and enforce its rights under this Agreement and the Notes by exercising such remedies as are available under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Holder or any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding any provision of this Agreement to the contrary, no Holder may exercise any remedy under this Section 12(b) or otherwise, unless such action is taken or approved in writing by the Required Holders at the time of such action or unless the Required Holders have waived such requirement in whole or in part with respect to such Holder.

       (c) Rescission of Acceleration. The provisions of Sections 12(a) and 12(b) are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in Section 12(a), other than subsections (vi) and (vii), the Required Holders may, by

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written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

              (i) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

              (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under Section 12(a)) shall have been duly paid, unless the same specifically has been waived in writing by the Required Holders; and

              (iii) each and every other Event of Default shall have been made good, cured or waived;

and provided, further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.

       In the event of an acceleration based upon an Event of Default set forth in Section 12(a)(ii)(B) hereof, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 15 days thereof and no other Event of Default has occurred during such period of 15 days which has not been cured, paid or waived.

SECTION 13. GENERAL. As further and special provisions set forth under this Agreement, the parties hereto further warrant, covenant, contract and agree each with the other as follows:

       (a) Entire Agreement. This Agreement, the Investment Documents and other documents referred to herein and therein constitute the entire understanding among the parties as to the subject matter specifically referred to herein or therein.

       (b) Reimbursement of Expenses. The Company agrees (a) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of each Purchaser (including, without limitation, the reasonable fees and expenses of counsel to each Purchaser) in connection with (i) such Purchaser's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery of, this Agreement and the other Investment Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto and (ii) the administration, monitoring and review of the Notes (including, without limitation, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by such Purchaser (so long as the Purchaser is a Holder) at any time, whether before or after the Initial Closing, to render opinions concerning the Company's financial condition), (b) to pay upon demand all reasonable out-of-pocket costs and expenses of each Holder (including, without limitation, reasonable attorneys' fees and expenses) in connection with (x) any refinancing or restructuring of the Notes, whether in the nature of a



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"work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (y) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Subdebt Documents by the Holders or the other Investment Documents by the Purchasers, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (c) to pay and hold each Purchaser harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by such Purchaser), that may be payable in connection with the transactions contemplated by this Agreement and the other Investment Documents.

       (c) Survival of Agreements and Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes and Warrants, the purchase or transfer by any Purchaser of any Note or Warrant or portion thereof or interest therein and the payment of any Note or exercise or expiration of any Warrant, and may be relied upon by any subsequent holder of a Note or Warrant, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note or Warrant; provided, that transferees of the Warrants who (or whose Affiliates) do not also hold a Note(s) shall only be entitled to rely on the representations and warranties set forth in Sections 6(a) 6(b), 6(c), 6(d), 6(h), 6(j), 6(k), 6(m) and 6(r). All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

       (d) No Waiver. No delay by or on behalf of a Purchaser or Holder in exercising any rights conferred hereunder to such Purchaser or Holder, as applicable, and no course of dealing between a Purchaser or a Holder and the Company shall operate as a waiver of any right granted hereunder, unless expressly waived in writing by the party whose waiver is alleged.

       (e) Binding Effect; Participations. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto, except that (i) the Company and the Parent may not assign or transfer any of their rights or obligations under this Agreement or any of the other Subdebt Documents without the prior written consent of the Required Holders (other than a transfer in accordance with the provisions of Sections 4(c)(ii) and 10(f)) and (ii) the transfers of Warrants shall also be subject to Section 13(c). This Agreement, the Notes and any of the other Subdebt Documents may be endorsed, assigned and transferred in whole or part by a Holder at any time after the Second Closing. A Holder may assign, endorse or transfer in whole or in part a, or grant participations in a, Note, this Agreement and the other Subdebt Documents (or any portion thereof) at any time after the Second Closing, provided that FCF and its assigns may only assign portions of its Note in principal aggregate increments of at least 50% of the respective aggregate amount of Notes purchased by FCF as of the Second Initial Closing and each of FUI and GP and their respective assigns may only assign portions of their respective Notes in principal aggregate increment of at least 50% of their respective aggregate amount of Notes purchased by FUI or GP as of the Second Initial Closing. Each Holder shall notify the Company in writing of any such endorsement, assignment or transfer by such Holder.

       (f) Initial Holder. The Company and the Parent shall be entitled to treat and deal with the respective Purchasers, and shall not be required to recognize any other Person as the holder of a Note or a Warrant, except after production of such Note or the such Warrant duly endorsed for transfer, together with such documentation as the Company and the Parent may reasonably require concerning compliance with federal or state securities laws, or after receipt by the Company of written notice from the Person theretofore entitled to be treated as the holder advising the Company or the Parent of the transfer of such Note or such Warrant, respectively, to such other Person and stating the latter's address, together with such documentation as the Company or the Parent may reasonably require concerning compliance with federal or state securities laws.

       (g) Cumulative Powers. No remedy herein conferred upon a Purchaser or any holder of a Note or a Warrant is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

       (h)    Loss of Securities; Reissue of Securities in Lesser Denominations.
Upon:

              (i) receipt of evidence satisfactory to the Company or the Parent of loss, theft, mutilation or destruction of (A) any Note or (B) any Warrant, respectively, and

              (ii) in the case of any such loss, theft or destruction, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or the Parent or in the event of such mutilation, upon surrender and cancellation of such Note or Warrant, the Company or the Parent will make and deliver a new Note or Warrant accordingly of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note or Warrant. In addition, upon request of any Holder of a Note, and upon surrender of such Note, and compliance with any restrictive legends and Section 13(e) hereof, the Company will reissue, in lesser denominations to parties designated by such Holder, new Notes in the equivalent amounts of such Notes surrendered.

       (i) Communications. All communications and notices provided for hereunder shall be sent by personal delivery, nationally recognized overnight courier, facsimile or registered or certified mail, to the Notes, the Parent and the Company at their respective addresses set forth on Schedule 13(i), or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been received (i) when delivered, if personally delivered or sent via facsimile, or (ii) one day following delivery to a nationally recognized overnight courier or (iii) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail. Except as otherwise provided for herein, all reasonable requests for disclosure or other provision of information to be made or otherwise given by the Company shall be completed no later than 10 days following the receipt by the Company of a written request therefor in the manner described in this Section.

       (j)    Legend.

              (i) The Notes, the Warrants and each certificate, if any, representing the Common Stock issued upon exercise of a Warrant will bear a legend in substantially the following form:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

              (ii) The Warrants and each certificate, if any, representing Common Stock issued upon exercise of a Warrant will bear a legend in substantially the following form:

              THE TRANSFER OF SECURITIES REPRESENTED BY THIS WARRANT IS SUBJECT TO TRANSFER RESTRICTIONS, OBLIGATIONS AND OTHER CONDITIONS SPECIFIED IN THE SECURITIES HOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF _________ ___, 2000 AND AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN SECURITYHOLDERS.

              (iii) The Notes shall bear a legend in substantially the following form:

              THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THAT CERTAIN INVESTMENT AGREEMENT DATED AS OF ______ ___, 2000, AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN THE MANNER PROVIDED IN THE AGREEMENT.

       (k)    Confidentiality; Public Announcements.

              (i) Each Purchaser shall use its best efforts not to make public disclosure of any information designated by the Company in writing as confidential, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by the Company in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information reflected in any recorded document, information which is independently developed by a Purchaser, information obtained from sources other than the Company or information that is or becomes in the public domain, nor shall it be construed to prevent a Purchaser from (i) making any disclosure of any information (A) if required to do so by any Requirement of Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any aspect of such Purchaser's business or that of the corporate holdings or affiliates of such Purchaser in connection with the exercise of such authority or claimed authority, or (C) pursuant to subpoena; or (ii) to the extent such Purchaser or its counsel deems necessary or appropriate to do so to effect or preserve its security for any applicable investment or financing or to enforce any remedy provided herein or in any applicable investment or financing documents or otherwise available by law; or (iii) making, on a confidential basis, such disclosures as such Purchaser deems necessary or appropriate to such Purchaser's legal counsel or accountants (including outside auditors); or (iv) making such disclosures as the Purchaser reasonably deems necessary or appropriate to any bank or financial institution or other entity, and/or counsel to or other representatives of such bank or financial institution or other entity, to which such Purchaser in good faith desires to sell an interest in any applicable investment or financing; provided, however, that such bank, financial institution or other entity or counsel to or representative thereof, agrees to take reasonable steps to maintain the confidentiality of such disclosures.

              (ii) The Purchasers shall have the right to review and approve, such approval not to be unreasonably withheld, any public announcement or public filing made after the Initial Closing Date relating to the Notes, the Warrants or to the Purchasers in any way before any such announcement or filing is announced or filed, provided, however, no review or approval shall be required for any such announcement or filing required to be announced or filed by law. In addition, each Purchaser shall provide the Company an opportunity to review and approve any public announcement issued by such Purchaser specifically relating to the Notes, such approval not to be unreasonably withheld or delayed; provided, however, no review or approval shall be required for any such announcement or filing required to be announced or filed by law.

       (l) Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

       (m) Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

       (n) Multiple Originals. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

       (o) Amendment or Waiver. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the prior written consent of the Required Holders to such amendment, action or omission to act; except that (i) no amendment or waiver of any of the provisions of Section 2, 3, 5A, 5B, 6 or 7 hereof, or any defined term (as it is used therein), will be effective as to a Holder unless consented to by such Holder in writing, and (ii) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (B) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 4, 12(a)(i), 12(b), 12(c), 13(o) or 13(k).

       (p) Waiver of Jury Trial. THE HOLDERS, THE PARENT AND THE COMPANY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

       (q) Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Company with respect to this Agreement, the Notes or any of the other Subdebt Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the Company accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Company irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in
Schedule 13(i) or at such other address of which the Purchasers shall have been notified pursuant thereto, such service being hereby acknowledged by the Company to be effective and binding service in every respect. Each of the parties hereto irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of a Purchaser to bring proceedings against the Company in the court of any other jurisdiction.

       (r)    Indemnification.

              (i) The Parent and the Company, without limitation as to time, will jointly and severally defend and indemnify each Purchaser and its officers, directors, managers, employees, attorneys and agents (each, an "Indemnified Party") against, and hold each Indemnified Party harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred by any Indemnified Party as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company or the Parent herein, (B) any breach of any covenant, agreement or obligation of the Parent and the Company or any of their Subsidiaries contained in any of the Investment Documents or (C) any investigation or proceeding against the Parent ,the Company or any Indemnified Party and arising out of or in connection with this Agreement or any of the Investment Documents, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement, any other Investment Document or such other documents and the transactions contemplated hereby or thereby, other than any Losses resulting from action on the part of such Indemnified Party which is finally determined in such proceeding to be primarily and directly a result of such Indemnified Party's gross negligence or willful misconduct. Each of the Parent and the Company agrees to reimburse each Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Each Indemnified Party agrees to reimburse the Parent or the Company for any payments made by the Parent or the Company to such Indemnified Party pursuant to this paragraph for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Parent or the Company under this Section 13(r)(i) will survive any transfer of the Notes, the Warrants or the Common Stock issued upon exercise of the Warrants by the Purchasers and the termination of this Agreement. In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Parent or the Company will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's Losses in such proportions as appropriately reflect the relative benefits received by and fault of the Parent or the Company and such Indemnified Party in connection with the matters as to which such Losses relate and other equitable considerations.

              (ii) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company shall not relieve the Parent or the Company from its obligations hereunder except to the extent the Company is prejudiced thereby. The Company shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party, unless (A) the Parent or the Company has failed to assume the defense and employ counsel as provided herein, (B) the Parent or the Company has agreed in writing to pay such fees and expenses of separate counsel or (C) an action, proceeding, or investigation has been commenced against both the Indemnified Party, on the one hand, and/or the Parent or the Company, on the other hand, and representation of both the Parent or the Company, on the one hand, and the Indemnified Party, on the other hand, by the same counsel would be inappropriate because of actual or potential conflicts of interest among the parties. In the case of any circumstance described in clauses (A), (B) or (C) of the immediately preceding sentence, the Parent or the Company shall be jointly and severally responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Parent or the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and, if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel) for all Indemnified Parties. The Parent or the Company shall be liable only for settlement of any claim against an Indemnified Party made with the Parent or the Company's written consent.

       (s)    Solicitation of Holders of Notes.

              (i) Solicitation. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
       Section 13(o) to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

              (ii) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment (unless all such Holders were given an equal opportunity to consent to such waiver or amendment).

       (t) Notes held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

       (u) Registration of Notes and Warrants. The Company and the Parent, as applicable, shall keep at its principal executive office a register for the registration and registration of transfers of Notes and Warrants. The name and address of each Holder of one or more Notes or Warrants, each transfer thereof and the name and address of each transferee of one or more Notes or Warrants shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note or Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company or the Parent, as applicable, shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

       (v) Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note, subject to the limitations of Section 13(e) and the restrictions set forth in Section 13(j). Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 2(a). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 7.


                  [Remainder of page intentionally left blank.]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                            COMPANY:

                                BELL SPORTS, INC.
                                a California corporation


                                By: /s/ Lori A. Sherwood
                                   ---------------------------------------------
                                Title:  Secretary


                            PARENT:

                                BELL SPORTS CORP.
                                a Delaware corporation


                                By: /s/ Lori A. Sherwood
                                   ---------------------------------------------
                                Title:  Secretary

                            PURCHASERS:

                                FIRST UNION INVESTORS, INC.
                                a North Carolina corporation


                                By:  /s/ Braxton B. Comer
                                     -------------------------------------------
                                Title:   Managing Director



                                GARMARK PARTNERS, L.P.
                                a Delaware limited partnership


                                By:  /s/ Mark G.Solow
                                     -------------------------------------------
                                Title:  Managing Principal



                                By:
                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                        ----------------------------------------


                                FLEET CORPORATE FINANCE, INC.
                                a Massachusetts corporation


                                By:  /s/ Michael D. Browne
                                     -------------------------------------------
                                Name:    Michael D. Browne
                                Title:   Managing Director